UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ODYSSEY MARINE EXPLORATION, INC.

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ODYSSEY

MARINE EXPLORATION

Notice of 2019 Annual Meeting and 2019 Proxy Statement

Dear Fellow Stockholder,

This year marks the 25th anniversary of the creation of our company and my fifth year as your CEO.

I have entered this year with the highest level of enthusiasm that I have ever had for the prospects of our business. We have been planting many seeds over the past five years by developing multiple seafloor mineral projects, and I believe that we are about to begin harvesting those investments.

In my past communications with you, I’ve discussed the transformation of our business. That transformation is now complete, and our new business model is established. We are focused on developing multi-billion-dollar assets through the discovery and development of valuable seafloor mineral deposits while being good stewards of the environment.

I remain convinced that seafloor mineral extraction will follow the arc of the offshore oil and gas industry. When readily accessible oil reserves on dry land became limited, that industry had to move its extraction locations to offshore sites on the seafloor. In the coming years, I believe many of the critical minerals that mankind depends on for our day-to-day survival will come from the 70% of our earth that is under our oceans. This is inevitable.

Odyssey is at the forefront of this emerging industry, and we now have economic interests in a number of different seafloor mineral projects. Our rapid accession to the top of this emerging industry was validated this year when our Founder and Board Chairman, Greg Stemm, was elected to become President of the International Marine Minerals Society (IMMS). IMMS is an organization composed of a worldwide membership of individuals from industry, government agencies, and academic institutions who are all focused on establishing marine minerals as a resource for study and sound application to meet world demands for strategic minerals. The organization is currently preparing for the 48th annual Underwater Mining Conference, which will take place this year in China, bringing together world leaders from government, academia and industry to exchange information and ideas on all aspects of underwater mineral exploration, environmental research and mining.

While leading the field in an emerging industry is very significant, as investors, I realize that your underlying question is “when will all of this turn into results that are reflected in our company’s market value?”

We have begun to build assets that have been independently valued in the billions of dollars. Now we need to move these projects through critical milestones that will allow us to realize that value and see it in the valuation of our company.

My team and I are working every day to fulfill the hopes and expectations you have placed upon us as investors. To live up to the confidence you place in us, we have entered 2019 with achievable plans to move our current projects up the value curve in a demonstrable manner.

We have endured some painful setbacks over the past few years related to external factors that were difficult to predict and control. Every time we go through one of these episodes, our team just gets stronger and better equipped to deal with these complex issues as we move forward.

A perfect example of this has been the unlawful delay to our cornerstone project, the ExO phosphate dredging project in Mexico. Arbitrary and discriminatory political interference in the approvals process by Mexico’s previous Secretary of Environment and Natural Resources Rafael Pacchiano has been frustrating and costly. However, we have now worked out an alternative path forward by invoking our rights as investors under the North American Free Trade Agreement (NAFTA), one that already has prompted a renewed and constructive dialogue with the Mexican government. Through this process, we have been able to directly engage with representatives of the Mexican government best placed to appreciate the important economic and social benefit this project can bring to Mexico and who have the power to resolve the situation to our mutual benefit. As I write this letter, I have just returned from meetings in Mexico and I have come back with a renewed sense of optimism that this project will move forward and will create significant benefits for Mexico and for Odyssey investors. This is truly one of the rare situations in life where we have the opportunity to “do well, while doing good.”

As mentioned earlier, Greg has taken on an ambitious new role as President of IMMS that in turn brings a lot of value to us at Odyssey. While Greg remains a consultant and key strategic advisor to Odyssey, continually bringing us new opportunities that help shape our future, he has decided to relinquish his seat on our Board of Directors to place his full focus on helping to shape our emerging industry and to continue to find Odyssey great new opportunities within this industry.

We could not have found a better successor for Greg’s inside director role than the candidate who appears in this year’s proxy statement as his proposed replacement, Odyssey Executive Vice President and Secretary, Laura Barton. Our very capable colleague is the longest serving member of the Odyssey team next to Greg. Laura brings over 20 years of experience with our firm to this Board position. Her strategic thinking, strong institutional knowledge, and corporate governance skills ideally suit her to be the best candidate to fill the Board role being vacated by Greg. As important, Laura will bring a new and fresh perspective to our Board.

One of my all-time favorite reads for inspiring my business and personal performance is Confidence: How Winning Streaks and Losing Streaks Begin and End. This book was written by esteemed Harvard professor, Rosabeth Moss Kanter. A quote from this author serves as my inspiration for the path we are on: “Confidence is the bridge connecting expectations and performance, investment and results.”

As I sit here writing you this note, I have high confidence that, based upon the outstanding team we have developed, the experience we have gained and the investments we have made, Odyssey is about to embark on a major winning streak. Team Odyssey is ready, willing and able to deliver on this promise, and we intend to do so.

One thing that I can say with complete confidence is that the Odyssey is driven to deliver results, and one thing we can never be accused of is giving up the fight! I remain extremely confident in our team and the opportunities that we have created and will soon harvest. We are well positioned to succeed in 2019 and beyond.

As always, I deeply appreciate the confidence that you place in me and the rest of the management team. We take the responsibility of the stewardship of your company seriously, and we are prepared to deliver the results that each of us as investors rightly deserve.

I believe we will look back and say “2019 was OUR year”!

Sincerely,

Mark D. Gordon

President, Chief Executive Officer, and Member of the Board of Directors

Odyssey Marine Exploration, Inc.

April 24, 2019

Odyssey Marine Exploration, Inc.

5215 West Laurel Street

Tampa, Florida 33607

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 3, 2019

The Annual Meeting of Stockholders of Odyssey Marine Exploration, Inc. will be held at the Hampton Inn & Suites located at 5329 Avion Park Drive, Tampa, Florida 33607 on Monday, June 3, 2019, at 9:30 a.m. (EDT) for the following purposes:

1.	to elect six directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.	to ratify the appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. as the independent registered certified public accounting firm for the fiscal year ending December 31, 2019;

3.	to obtain non-binding advisory approval of the compensation of our named executive officers;

4.	to approve the Company’s 2019 Stock Incentive Plan; and

5.	to transact other business as may properly come before the Annual Meeting of Stockholders or at any postponement or adjournments thereof.

The record date for determining those stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof is April 12, 2019.

Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 2 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the annual meeting. If you are a registered holder and decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Gordon

Chief Executive Officer, President and Board Member

Tampa, Florida

April 24, 2019

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. In accordance with rules promulgated by the Securities and Exchange Commission, we have elected to use the Internet as our primary means of furnishing proxy materials to our stockholders. Therefore, most stockholders will not receive paper copies of our proxy materials. Instead, we will send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting by use of the Internet. The Notice of Internet Availability of Proxy Materials also informs stockholders how to get paper copies of our proxy materials if they wish to do so. We believe this method of proxy distribution will make the proxy distribution process more efficient, less costly, and will contribute to the conservation of natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via e-mail unless you change your election.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement

Odyssey Marine Exploration, Inc.

5215 West Laurel Street

Tampa, Florida 33607

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company,” “Odyssey,” “we,” “us,” or “our”), for the Annual Meeting of Stockholders to be held at 9:30 a.m. (EDT) on Monday, June 3, 2019, at the Hampton Inn & Suites located at 5329 Avion Park Drive, Tampa, Florida 33607, and at any adjournments or postponements of the annual meeting.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the annual meeting are:

1.	to elect six directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.	to ratify the appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. as the independent registered certified public accounting firm for the fiscal year ending December 31, 2019;

3.	to obtain non-binding advisory approval of the compensation of our named executive officers;

4.	to approve the Company’s 2019 Stock Incentive Plan; and

5.	to transact other business as may properly come before the Annual Meeting of Stockholders or at any postponement or adjournments thereof.

VOTING

Voting Rights

Only stockholders of record of Odyssey Marine Exploration, Inc. common stock on April 12, 2019, the record date, will be entitled to vote at the annual meeting. Each holder of record will be entitled to one vote on each matter for each share of common stock held on the record date. On the record date, there were 9,222,199 shares of our common stock outstanding.

A majority of the voting power, which includes the voting power that is present in person or by proxy, shall constitute a quorum at the Annual Meeting. Shares represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote. Likewise, stock represented by “broker non-votes” will be treated as present for purposes of determining a quorum. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees, as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves to vote such shares on that matter. Your broker will not have discretion to vote on non-routine matters absent direction from you, including the election of directors and the advisory vote to approve our named executive officer compensation. If you hold your shares through a broker, your broker is permitted to vote your shares on “routine” matters, which includes the ratification of the independent registered public accounting firm, even if the broker does not receive instructions from you.

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The affirmative vote of the holders of a plurality of votes properly cast on the proposal at the annual meeting is required for the election of directors (Proposal 1). Stockholders may not cumulate votes in the election of directors. Proposals 2, 3 and 4 require the approval of the holders of a majority of votes properly cast on the proposal. Abstentions and broker non-votes have no effect on the determination of whether a director nominee or any proposal has received a plurality or majority of the votes cast.

If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Recommendations of the Board of Directors

The Odyssey Marine Exploration, Inc. Board of Directors recommends that you vote:

•	FOR each of the nominees to the Board of Directors (Proposal 1)

•

FOR ratification of the appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. as our independent registered certified public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2)

•	FOR the proposal to approve the compensation of our named executive officers (Proposal 3)

•	FOR the proposal to approve the Company’s 2019 Stock Incentive Plan (Proposal 4)

Voting via the Internet, by Telephone or by Mail

Registered Holders

If you are a “registered holder” (meaning your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A.), then you may vote either in person at the annual meeting or by proxy. If you decide to vote by proxy, you may vote via the Internet, by telephone or by mail, and your shares will be voted at the annual meeting in the manner you direct. For those registered holders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card or such holders can complete, sign, date and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone or receive a paper proxy card to vote by mail. Telephone and Internet voting facilities for registered stockholders of record will close at 11:59 p.m. (EDT) on June 02, 2019.

If you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the four proposals.

Beneficial Owners

If, like most stockholders, you are a beneficial owner of shares held in “street name” (meaning a broker, trustee, bank, or other nominee holds shares on your behalf), you may vote in person at the annual meeting only if you obtain a legal proxy from the nominee that holds your shares and present it to the inspector of elections with your ballot at the annual meeting. Alternatively, you may provide voting instructions to the nominee that holds your shares by completing, signing and returning the voting instruction form that the nominee provides to you, or by using telephone or Internet voting arrangements described on the voting instruction form, the Notice of Internet Availability of Proxy Materials or other materials that the nominee provides to you.

Note to Beneficial Owners: Under applicable laws, a broker, trustee, bank, or other nominee has the discretion to vote on routine matters, including the ratification of the independent registered public accounting firm. Securities and Exchange Commission rules do not permit a broker, trustee, bank, or other nominee to vote on behalf of beneficial owners with respect to non-routine matters, such as the election of directors and the advisory vote to approve our named executive officer compensation. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the Inspector of Elections with your ballot. Stockholders who have elected to receive the proxy materials electronically will receive an e-mail on or about April 24, 2019, with information on how to access stockholder information and instructions for voting.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	2

Electronic Delivery

Stockholders who have elected to receive our 2019 proxy statement and 2018 annual report to stockholders electronically will receive an email on or about April 24, 2019, with information on how to access stockholder information and instructions for voting.

If you received your Notice of Internet Availability of Proxy Materials or all of your annual meeting materials by mail, we encourage you to sign up to receive your stockholder communications electronically. Email delivery benefits the environment and saves us money by reducing printing and mailing costs. With electronic delivery, you will be notified by email as soon as the annual report on Form 10-K and proxy statement are available on the Internet, and you can submit your stockholder votes online. Your electronic delivery enrollment will be effective until you cancel it. If you are a registered holder, visit www-us.computershare.com/Investor to create a login and to enroll. If you hold your shares of stock through a bank, broker or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet and how to change your elections.

Changing or Revoking Your Proxy

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Corporate Secretary at our principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares in “street name,” you must contact the nominee that holds the shares on your behalf to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the annual meeting if you obtain a legal proxy as described above.

Admission to the Meeting

If you plan to attend the Annual Meeting, please bring the following:

1.

Proper identification, such as a driver’s license or passport containing a recent photograph. We may inspect your bags or packages, and we may require you to check them, and, in some cases, we may not permit you to enter the meeting with them. The use of cell phones, smartphones, recording and photographic equipment and/or computers is not permitted in the meeting room.

2.	“Acceptable Proof of Ownership” if your shares are held in “Street Name.”

Acceptable Proof of Ownership is (a) a letter from your broker stating that you owned Odyssey Marine Exploration, Inc. stock on the record date April 12, 2019, or (b) an account statement showing that you owned Odyssey Marine Exploration, Inc. stock on the record date.

Street Name means your shares are held of record by brokers, banks or other nominees.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Elections and will be subsequently disclosed in a Form 8-K filing with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	3

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees for Election at this Annual Meeting

The Board of Directors currently consists of six directors standing for election at the Annual Meeting. The Board of Directors recommends the election as directors the six nominees listed below. Five of the nominees, John C. Abbott, Mark D. Gordon, Mark B. Justh, James S. Pignatelli and Jon D. Sawyer, are currently directors of the Company. Laura L. Barton is a new nominee for election as a director. Gregory P. Stemm, who previously served as a director since 1994, decided not to stand for re-election. The persons named as “Proxies” in the form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the stockholders returning such proxies. If, at the time of the Annual Meeting any of the nominees named below should be unable to serve, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors does not expect any of the nominees to be unable to serve as director.

The classified board structure required by the Stock Purchase Agreement, dated March 11, 2015 (the “Stock Purchase Agreement”), among the Company, Minera del Norte, S.A. de C.V. (“MINOSA”), and Penelope Mining LLC (“Penelope”), more fully described in the Proxy Statement previously filed with the Securities and Exchange Commission on April 21, 2015, has been approved by our stockholders, but has not been implemented via an amendment to our Articles of Incorporation. The classified board structure is to be implemented as a condition to the initial closing of the Stock Purchase Agreement, which has not yet occurred. In the event the initial closing occurs and the classified board structure is implemented by the Company, each director nominee, if elected, will serve in the class designated for each below. It is anticipated that Mr. Sawyer would resign from the Board of Directors upon the initial closing to create a vacancy which the Company expects would be filled by a person selected by Penelope.

The table below sets forth the name and age of each nominee for director, indicating all positions and offices with the Company presently held; the period during which each person has served as a director; any additional directorships with public companies; the class which each nominee will serve under if elected and the classified board structure is implemented, and the expiration of the term of such director if classified board structure is implemented. If the classified board structure is not implemented, the term of each director will end at the next Annual Meeting of Stockholders and until their successors are elected and qualified or until the earliest of their death, resignation or removal.

Class I Directors – Terms Expiring at the 2020 Annual Meeting

Mark D. Gordon Age 59 Director since January 2008; CEO since October 2014; President since October 2007

Key Qualifications

The Board recognizes that Mr. Gordon’s position with the Company as CEO and President, as well as his innovative entrepreneurship and the strategic planning skills gained in former CEO and president positions, provide experience in implementing cutting-edge solutions to drive business growth and turn visionary strategies into success. He has helped guide the management team through the challenges and complexities of building a company; and he has strategically expanded opportunities for the Company, by exploring new concepts and creative solutions to issues facing the Company; including funding, investor relations and communications forging lasting alliances across industry and organizational levels. His leadership, management, strategic planning, business development and investor communications activities allow him to understand the complexities of the business and bring a unique direction to the Board’s strategic discussions.

Laura L. Barton Age 57 Nominee for Director

Key Qualifications

The Board recognizes Ms. Barton’s over 20 years of experience and in-depth knowledge of the Company’s business, operations, strategy and management team, as well as her historical perspective on the Company’s business from her current position as EVP and Corporate Secretary. The Board of Directors believe this, combined with her past corporate experience in the media and marketing industries, makes her a valuable nominee with experience that would be beneficial to the Board.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	4

Class II Directors – Terms Expiring at the 2021 Annual Meeting

Mark B. Justh Age 54 Director since July 2013; Lead Director since June 2015

Key Qualifications

The Board recognizes that Mr. Justh has results-oriented experience in the investment banking industry for over ten years. He has managed equities and derivatives distribution businesses in both the United States and Asia for J.P. Morgan and worked primarily with the largest global institutional investors and hedge funds. He has significant experience in both primary and secondary equities markets for both domestic and international corporations. The Board recognizes that Mr. Justh has an in-depth knowledge of industry trends, risk assessment and financial management. His background, both domestic and international, allows him to bring a unique perspective to the Board’s strategic and financial discussions.

Jon D. Sawyer Age 73 Director since November 2009; Chairman of Compensation Committee since March 2011; Chairman of Governance Committee since June 2015

Key Qualifications

The Board recognized that Mr. Sawyer’s expertise in securities law, including his past experience with the Securities and Exchange Commission, and knowledge of the management of public companies on various issues such as financing, corporate governance, disclosure issues, executive compensation reporting, and mergers and acquisitions, provide the Board valuable insights regarding governance, regulatory process and law. His experience, background and knowledge are valuable assets to the Board and the Company that give him further insight into chairing the Compensation and Governance and Nominating Committees.

Class III Directors—Terms Expiring at the 2022 Annual Meeting

John C. Abbott Age 49 Director since June 2015; Chairman of Audit Committee since June 2016

Key Qualifications

The Board recognizes Mr. Abbott’s position as a chief financial officer, together with his prior experience as chief executive officer of a public company and in investment banking, provides him with valuable insight regarding executive leadership, management, finance, and international business. His extensive financial experience qualifies him as our “audit committee financial expert.” The Board believes his background, experience, and expertise bring valuable perspectives to the Board’s discussions.

James S. Pignatelli Age 76 Director since June 2015

Key Qualifications

The Board recognizes that Mr. Pignatelli previous positions as a chief executive officer, board chairman and his services on the board of directors of other companies allow him to bring his broad knowledge of business to the Board and the company. Mr. Pignatelli has significant management, operations, and financial experience and expertise.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	5

The affirmative vote of the holders of a plurality of votes properly cast on the proposal at the annual meeting is required for the election of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR the nominees named above.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	6

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth biographical information as to the business experience of each of the Company’s executive officers and nominees for directors for at least the last five years.

Directors

John C. Abbott joined Odyssey’s board in June 2015 and was appointed as Chairman of the Audit Committee in June 2016. He is the Chief Financial Officer of Altos Hornos de Mexico, S.A.B de C.V. (“AHMSA”), parent company of MINOSA. Previously, Mr. Abbott served as Chief Executive Officer of The Meet Group (Nasdaq: MEET), a leading U.S. social network for meeting new people. Mr. Abbott served as Chairman of The Meet Group’s Board of Directors from February 2009 until June 2016. From 1992 to 2005, Mr. Abbott held several positions within J.P. Morgan’s Latin America Mergers & Acquisitions team, working in both New York and Sao Paulo. Mr. Abbott earned his B.A. degree in History from Stanford University and M.B.A. from Harvard Business School.

Laura L. Barton was appointed as Secretary in July 2015 in addition to her position on the executive management team as Executive Vice President and Director of Communications, which she has held since June 2012. She formerly served as Vice President of Communications from November 2007 to June 2012. With over 35 years of business experience including more than 20 years at Odyssey, Ms. Barton has extensive marketing, media, project management, content development, corporate governance, investor relations, management and strategic planning experience. Previously, Ms. Barton served as Director of Corporate Communications and Marketing for Odyssey since July 2003. From June 1994 to July 2003, she was President of LLB Communications, a marketing and communications consulting company that served a variety of broadcast networks, stations and distributors as well as Odyssey. She also taught as an adjunct instructor at the University of South Florida. Prior to founding LLB Communications, Ms. Barton served in various management, marketing, publicity and creative services positions in local and network television since 1983. Ms. Barton received a B.A. degree in Mass Communication from the University of South Florida.

Mark D. Gordon has been a Director since January 2008. He served as President and Chief Operating Officer from October 2007 until October 2014 and was appointed President and Chief Executive Officer in October 2014. Mr. Gordon was named Executive Vice President of Sales in January 2007, in which capacity he was responsible for the Attraction, Business Development and Retail Merchandising operations for the Company. He joined the Company in June 2005 as Director of Business Development. Prior to joining Odyssey, Mr. Gordon started, owned, and managed four different entrepreneurial ventures from 1987 to 2003, including Synergy Networks, which he founded in 1993 and served as Chief Executive Officer until September 2003, when the company was sold to the Rockefeller Group. He continued to serve as President of Rockefeller Group Technology Services Mid Atlantic, a member of Rockefeller Group International, until December 2004. Mr. Gordon received a B.S. degree in Business Administration in 1982 and an M.B.A. degree in 1983 from American University.

Mark B. Justh joined Odyssey’s Board in July 2013 and was appointed as Lead Director in June 2015. He also served as the Chairman of the Audit Committee from June 2014 to June 2016. Mr. Justh served as Managing Director at J.P. Morgan, Hong Kong, for over ten years. Prior to that, Mr. Justh was a Partner at HPJ Media Ventures/DeNovo Capital from 2000 to 2002, where he managed a $25 million fund that made private investments in media properties. From 1994 to 2000 he was a Vice President at Goldman Sachs International responsible for Institutional Equity Sales coverage of Switzerland and France for U.S. equity products. Mr. Justh earned his A.B. degree in Economics from Princeton University, his M.S. of Real Estate Finance from New York University and his M.B.A. degree from INSEAD (France). Mr. Justh was also honorably discharged from the U.S. Army Reserve as a First Lieutenant in the Medical Service Corps.

James S. Pignatelli was elected a Director in June 2015. Mr. Pignatelli was Chairman of the Board, Chief Executive Officer and President of Unisource Energy Corporation, an electric utility holding company, and Chairman of the Board, Chief Executive Officer and President of Tucson Electric Power Company, its principal subsidiary, from July 1998 until his retirement in January 2009. Previously he served those companies as Senior Vice President and Chief Operating Officer. Mr. Pignatelli served as a director of Electro Rent Corporation, one of the largest global organizations devoted to the rental, lease and sale of new and used electronic test and measurement equipment, from 2002 until August 2016. Currently he serves on the Board of Directors of Altos Hornos de Mexico, S.A. and Blue Cross-Blue Shield of Arizona. Mr. Pignatelli holds a B.A. degree in Accounting and Economics from Claremont Men’s College and a J.D. from the University of San Diego.

Jon D. Sawyer joined the Board of Directors in November 2009 and has served as chairman of the Governance and Nominating Committee since June 2015 and the Compensation Committee since March 2011. He also served as chairman of

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	7

the Governance and Nominating Committee from June 2010 to June 2011. Mr. Sawyer opened his own securities law firm in January 2014 in Denver, Colorado, and he retired from his securities law practice in January 2018. Prior to that he was a practicing securities lawyer with the firm of Jin, Schauer & Saad, LLC in Denver, Colorado, where he worked from March 2009 until December 2013. He started his securities law career working for the Denver Regional Office of the Securities and Exchange Commission as a trial attorney from 1976 to 1979. He worked the next 27 years practicing securities law in private practice, and during this time he served as securities counsel for Odyssey from 1997 to 2006. He was a partner with the Denver law firm of Krys, Boyle, P.C. from November 1996 until June 2007. From June 2007 until March 2009 he was a co-owner and worked full time in various capacities including President and general counsel for Professional Recovery Systems, LLC, a privately held financial services firm engaged in the business of purchasing, selling and collecting portfolios of consumer charged-off debt.

Gregory P. Stemm was appointed as Chairman of the Board of Directors in October 2014. Mr. Stemm began providing advisory services to Odyssey in October 2014 and consulting services in December 2015. These services include actively seeking out and presenting to Odyssey new business opportunities, projects, and relationships that are expected to result in strategic value or revenue streams in Odyssey’s core business of shipwreck and mineral exploration; providing strategic planning and advice; providing project management, as requested; and such other services as Odyssey’s board of directors or chief executive officer may request from time to time. Previously at Odyssey, he served as Chief Executive Officer from January 2008 to October 2014 and as Chairman from 2008 to 2010. He also served as Co-Chairman from 2006 to 2008 and as a Director and Executive Vice President since May 1994. During this time, he was responsible for research and operations on all shipwreck projects. Mr. Stemm has extensive experience in managing shipwreck exploration operations since entering the field in 1986, including deep-ocean search and robotic archaeological excavation on a number of projects. He also led the company’s move into the ocean minerals business and was responsible for development of the strategy that has led to the phosphate deposit project as well as a number of other mineral projects that the company is currently working on. He has played a leadership role in the development of the ocean mining business and currently sits on the Board of Directors and is President-elect of the International Marine Minerals Society, the oldest and largest international organization whose mission is to promote the field of ocean mineral science, research and commerce.

Officers

John D. Longley (age 52) was appointed Chief Operating Officer in October 2014. Previously, Mr. Longley served as Senior Vice President since 2012 and Director of Business Operations since 2005 when he joined the Company. With over 25 years of marketing and business strategy experience, he has been integral in growing the Company’s business opportunities in the subsea mineral category, monetizing valuable shipwreck finds and exploring new deep-ocean opportunities that utilize Odyssey’s core competencies. Mr. Longley had an instrumental role in executing major marketing programs and projects at Odyssey. Following the silver recovery operations from the shipwreck of SS Gairsoppa, Mr. Longley led the program to monetize the 110 tons of shipwreck silver bullion recovered. Mr. Longley also orchestrated the development of Odyssey’s distribution network for shipwreck coins and collectibles. Additionally, Mr. Longley now leads initiatives underpinning the development of the ExO Phosphate Resource and the company’s other mineral programs.

Jay A. Nudi (age 55) was appointed Chief Financial Officer in June 2017 after serving as Interim Chief Financial Officer since June 2016. He has served as Treasurer since June 2010 and Principal Accounting Officer of the Company since January 2006. Mr. Nudi joined the Company in May 2005 as Corporate Controller and has over 35 years of accounting and management experience. Mr. Nudi is a certified public accountant. Prior to joining the Company, Mr. Nudi served as Controller for The Axis Group in Atlanta where he began in 2003. The Axis Group provides logistic solutions and services to the automotive industry. From 2001 to 2003, he served as a consultant to various companies on specific value-added tasks. From 2000 to 2001, Mr. Nudi was Director of Financial Reporting for OneSource, Inc., a leading provider of facilities management. From 1997 to 2000, he served as Corporate Controller for Acsys, Inc., a national recruiting firm that was publicly held until it was acquired in 2000. Mr. Nudi received a B.S. degree in Accounting from Pennsylvania State University in 1985.

There are no family relationships among any of the directors or the executive officers of the Company.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	8

Code of Ethics

We have adopted a Code of Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and other persons performing similar functions. A copy of the Code of Ethics can be found by clicking on the Investors section of our website, www.odysseymarine.com.

Board of Directors and Executive Officers

During the fiscal year ended December 31, 2018, our Board of Directors held four meetings and three executive sessions of independent directors. In addition to these, there were three special committee sessions comprised of members who are independent from Altos Hornos de Mexico, S.A. Each director then in office attended at least 75% of the aggregate number of meetings held by the Board of Directors, its committees and its private sessions during fiscal 2018.,

Directors standing for election are expected to attend the Annual Meeting of Stockholders. All of the directors as of December 31, 2018, attended the 2018 Annual Meeting of Stockholders.

Except as otherwise provided in an employment agreement, executive officers are appointed by the Board of Directors to hold office until the next Annual Meeting of the Company, which is expected to be June 3, 2019. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company. With respect to each of the above-named executive officers and directors, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K under the Exchange Act occurred during the past ten years.

Board Leadership Structure

Under our Corporate Governance Guidelines, our Board does not have a policy regarding whether the roles of Chairman and Chief Executive Officer should be separate because our Board believes it is in the best interests of our Company to retain the flexibility to have a separate Chairman and Chief Executive Officer or, if circumstances dictate, to combine the roles of Chairman and Chief Executive Officer.

Our leadership structure has been comprised of a non-independent director serving as Chairman of the Board (Gregory P. Stemm), an independent director serving as Lead Director (Mark B. Justh), a Company employee serving as Chief Executive Officer and President (Mark D. Gordon), and strong, active independent directors serving on and chairing our Board committees. In view of Mr. Stemm’s decision to not stand for re-election as a director, the Board of Directors will review this structure at then next board meeting on June 3, 2019 to determine the most appropriate structure moving forward.

Executive Sessions

Our independent directors meet regularly in executive session without employee-directors or additional executive officers present. The Lead Director presides at these meetings. During 2018, the independent directors met three times in executive sessions.

Risk Oversight

It is management’s responsibility to manage risk and bring material risks to the attention of the Board of Directors. Risk assessment and oversight is a key function of our Board of Directors. In plenary meetings of the Board, risk assessment and oversight issues are a frequent topic of discussion and action. Because of its significance, the task of risk assessment and oversight is operationally shared by Management, the Audit Committee and the Governance and Nominating Committee. Because of the small size of the Company’s Board and its current operating practices, there is no separate Board committee for compliance or risk oversight.

In 2018, the Company followed an Enterprise Risk Assessment process that included set objectives, identifying and prioritizing risk and developing responses to those risks. The four objectives set are to bring the ExO Phosphate Deposit project into production, to identify and develop new oceanic resources, to develop contract services that deliver leveraged returns and to be a disciplined entrepreneurial company.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	9

Our Compensation Committee has concluded that the Company’s incentive compensation plans are not structured toward performance measures that would encourage risk-oriented activities by officers and key employees.

Board Diversity

The Company understands and appreciates that a Board of Directors, consisting of individuals with diverse personal characteristics, experiences, skills, and attributes, contributes positively to corporate governance and enhancing stockholder value. Although the Company has no express diversity policy in the identification of nominees for director, diversity is just one of many factors, none of which are assigned any particular weight that the Board of Directors considers in identifying candidates. Further qualifications are written in the Charter and Guidelines of the Governance and Nominating Committee.

Independence of Board Committee Members

The Company currently has four directors, John C. Abbott, Mark B. Justh, James S. Pignatelli and Jon D. Sawyer who are “independent directors” as defined in Section 5605 of the listing standards of the NASDAQ Stock Market. The Board of Directors affirmatively determined, from its review of the completed Directors and Officers Questionnaires, that each of the current independent directors nominated for election at the Annual Meeting continues to meet the standards for independence under NASDAQ Rules 5605(a)(2), 5605(d)(3), and 5605A(d), IM-5605A-6, and Rule 10A-3(b)(1)(ii)(A) under the Exchange Act.

The Unaffiliated Director Proposal

At the annual meeting of stockholders held on June 9, 2015, the stockholders approved an amendment to our articles of incorporation to provide that each director of the Company who is not an officer, employee or other member of management of the Company, and each agent and affiliate thereof, will have the right: (a) to directly or indirectly engage in any activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries, (b) to directly or indirectly do business with any client or customer of the Company and its subsidiaries, and (c) not to present potential transactions, matters, or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for himself or herself, and to direct any such opportunity to another person (the “Unaffiliated Director Proposal”). This proposal is to be implemented as a condition to the initial closing of the Stock Purchase Agreement which has not yet occurred. As a result, this provision has not yet been implemented.

Service on Other Boards of Directors

Our Board of Directors believes that each director of the Company should be allowed to sit on the board of not more than two publicly traded for-profit companies without the prior approval of the Board of Directors. It is the position of the Board that approval of a director to sit on more than two boards simultaneously while sitting on Odyssey’s Board will be limited to special circumstances, provided that the arrangement will not interfere with the director carrying out the duties to the Board of the Company. None of our Directors currently sits on the board of more than two publicly traded companies.

Director Stock Ownership Policy

To further establish the link between our directors and stockholder interests, the Board of Directors adopted a Director Stock Ownership Policy in 2013. The policy requires each director, within five years of the applicable date, to hold an amount of our common stock valued at four times the amount of the annual retainer for the year the policy first applies to them. The Stock Ownership Policy must be met no later than the fifth anniversary of a director’s initial election or appointment.

Hedging Policy

The Company’s Board of Directors has adopted a policy that prohibits hedging transactions and prohibits pledging transactions except in very limited circumstances. Any affected officer, director or employee who wishes to enter into hedging transaction must first pre-clear the proposed transaction with the Chief Executive Officer and Chief Financial Officer at least two weeks prior to the transaction. This policy is included in the Company’s Insider Trading Policy.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	10

Annual Board Self Assessments

In the best interest of the Company and its stockholders, the Board of Directors performs an assessment in which the Board members review and assess each director, the Board’s function itself and its committees. This evaluation is usually completed shortly after the end of the year. The latest annual assessment was completed during February 2019 and reported on during the March 2019 Governance and Nominating Committee meeting. During 2018, the Board assisted management in the development of inventive funding and management strategies required to keep management operating at a high level while enduring an extended regulatory approval process for the Company’s phosphate deposit. The Board also worked with management to develop a new method of awarding incentive executive compensation for the Company’s officers and directors in order to keep them incentivized at a time when the Company needed its cash for operations and the stock option plan had a very limited number of shares available.

Committees of the Board

We have three standing committees: the Audit Committee; the Compensation Committee; and the Governance and Nominating Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found by clicking on the Investors section of our website, www.odysseymarine.com.

The members of the committees as of the date of this proxy statement, are identified in the following table:

Name	Audit Committee	Compensation Committee	Governance & Nominating Committee
John C. Abbott	<	●	●

Mark B. Justh	●	●	●

James S. Pignatelli	●	●	●

Jon D. Sawyer	●	<	<

< Represents Chair

Governance and Nominating Committee

The Governance and Nominating Committee Charter and Guidelines were adopted in May 2006 and have been reviewed, amended and updated by the Board of Directors from time to time as necessary. The Charter was last amended by the Board of Directors in March 2015. The Governance Committee Charter and Guidelines received its annual review during November 2018, which resulted in no changes to the charter. A copy of the Governance and Nominating Committee Charter and Guidelines is available on our website at www.odysseymarine.com. The Governance and Nominating Committee presently consists of John C. Abbott, Mark B. Justh, James S. Pignatelli and Jon D. Sawyer (Chairman). The purpose of the committee is to provide assistance to the Board of Directors in fulfilling its responsibility with respect to oversight of the appropriate and effective governance of the Company including (i) identification and recommendation of qualified candidates for election to its Board of Directors and its committees; (ii) development and recommendation of appropriate corporate governance guidelines for the Company; (iii) recommendation of appropriate policies and procedures to ensure the effective functioning of the Board of Directors; (iv) recommendations regarding the appointment of corporate officers and the adoption of appropriate processes to ensure management succession and development plans for the principal officers of the Company and its key subsidiaries; and (v) recommendations regarding proposals submitted by stockholders of the Company. During the fiscal year ended December 31, 2018, the committee held two meetings.

The nomination process for incumbent members of the Board consists of an annual review by the committee in which the committee reviews each member’s (i) ability and willingness to continue service on the Board; (ii) past performance as a member of the Board; and (iii) continued Board eligibility and independence. If a director vacancy arises, the committee shall seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or for election at the stockholders’ annual meeting. A director nominee shall meet the director qualifications as determined by the Board from time to time, including that the director

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	11

nominee possesses personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s stockholders. The committee uses a Director Nomination Form and Corporate Director Questionnaire to assess the background and qualification of prospective candidates.

A candidate may be nominated for appointment or election to the Board by the committee or by a stockholder who has continuously held for at least one year by the date it submits the proposal at least $2,000 market value or one percent, whichever is less, of the Company’s shares. Stockholders who wish to recommend persons to the committee for the 2020 Annual Meeting should submit a letter addressed to the Chairman of the Governance and Nominating Committee no later than December 26, 2019, that sets forth the name, age, and address of the person recommended for nomination; the principal occupation or employment of the person recommended for nomination; a statement that the person is willing to be nominated and will serve if elected; and a statement as to why the stockholder believes that the person should be considered for nomination for election to the Board of Directors and how the person meets the criteria to be considered by the committee described above.

Compensation Committee

The Compensation Committee presently consists of Mark B. Justh, John C. Abbott, James S. Pignatelli and Jon D. Sawyer (Chairman), all of whom are independent directors as defined in Section 5605 of the listing standards of the NASDAQ Stock Market. The Compensation Committee Charter was adopted by the Board of Directors in April 2005 and has been reviewed, amended and updated by the Board from time to time as necessary. The Charter is reviewed annually and was last amended by the Board in March 2015, with no changes recommended during its March 2019 review. A copy of the Compensation Committee Charter is available on the Company’s website at www.odysseymarine.com. The Compensation Committee reviews and recommends to the Board compensation plans, policies and benefit programs for employees including stock options, distribution of stock in any form, incentive awards and termination agreements. The Committee reviews the compensation arrangements for our executive officers and directors and makes recommendations to the Board. The Committee may form, and where legally permissible, may delegate authority to, subcommittees when the Committee deems it appropriate or desirable to facilitate the operation or administration of the plans or programs. Where legally permissible the Committee may also delegate authority to committees consisting of employees when the Committee deems it appropriate or desirable for the efficient administration of employee compensation and benefit plans. During the fiscal year ended December 31, 2018, the Compensation Committee held a total of four meetings.

The Compensation Committee will also consider the annual non-binding stockholder vote on executive compensation in setting executive compensation each year. At our 2018 annual meeting, this proposal received a vote of over 97% of the votes cast in favor of approving our executive compensation for 2017.

Audit Committee

The Audit Committee presently consists of John C. Abbott (Chairman), Mark B. Justh, James S. Pignatelli and Jon D. Sawyer, who are independent directors (as defined in Section 5605 of the listing standards of the NASDAQ Stock Market and also meet the independence standards of SEC Rule 10a-3(b)(1)). Mr. Abbott serves as the Audit Committee Financial Expert. The Audit Committee assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls. It also facilitates open communication between the Audit Committee, the Board, Odyssey’s independent registered public accounting firm and management. The Audit Committee is responsible for reviewing the audit process and evaluating and retaining the independent registered public accounting firm. The independent registered public accounting firm meets with the Audit Committee to review and discuss various matters pertaining to the audit, Odyssey’s financial statements, the report of the independent registered public accounting firm on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by Odyssey. The Audit Committee is charged with the treatment of complaints for the confidential, anonymous submission by Odyssey employees regarding potential questionable accounting or auditing matters. The Audit Committee has a written charter outlining its duties, responsibilities and practices it follows.

The Audit Committee Charter was adopted in January 2003 and has been reviewed, amended and updated by the Board from time to time as necessary. The Charter and the accompanying Responsibilities Checklist are reviewed annually and was last amended by the Board in August 2018 with no changes recommended during its recent review in March 2019. A copy of the Audit Committee Charter and Responsibilities Checklist is available on the Company’s website at www.odysseymarine.com. During the fiscal year ended December 31, 2018, the Audit Committee held a total of six meetings: two executive meetings with the independent registered public accounting firm without management, and four Audit Committee meetings in which all aspects of its oversight role were discussed. The report of the Audit Committee is included in this Proxy Statement.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	12

The Board of Directors has determined that John C. Abbott is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. After careful review of his Director and Officer Questionnaire and given his experience the Board made its determination that Mr. Abbott has the attributes of an audit committee financial expert after carefully considering his education, experience, expertise, and other relevant qualifications.

Report Of The Audit Committee

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight of the quality and integrity of accounting, auditing and reporting. The role of the Audit Committee includes appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm, approving and reviewing fees of the independent registered public accounting firm, evaluating the accounting policies and internal controls, reviewing compliance with the U.S. Foreign Corrupt Practices Act and UK Bribery Act, reviewing significant financial transactions, and reviewing compliance with significant applicable legal, ethical and regulatory requirements. Although the full Board of Directors has the ultimate authority for effective corporate governance, including the oversight of corporate management, the Audit Committee’s role also includes inquiring about significant risks, reviewing risk management, and assessing the steps management has taken to mitigate or control these risks.

Our management is responsible for our internal controls and financial reporting process; the purpose of the audit committee is to assist the Board of Directors in its general oversight of our financial reporting, internal controls and audit functions. The audit committee operates under a written charter adopted by the Board of Directors. A copy of the charter, which outlines the duties, responsibilities and practices can be found on our website at www.odysseymarine.com. The Audit Committee, in fulfilling its oversight responsibilities, reviewed with management and the independent registered public accounting firm the audited financial statements and the footnotes thereto in the Company’s quarterly reports on Form 10-Q and the annual report on Form 10-K for the fiscal year ended December 31, 2018.

The Company’s outside independent registered public accounting firm, Ferlita, Walsh, Gonzalez & Rodriguez, P.A., is responsible for performing an independent audit of Odyssey’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB) and expressing an opinion on the conformity of the Company’s financial statements in accordance with generally accepted accounting principles (GAAP) accepted in the United States. The Audit Committee reviewed and discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company’s independent registered public accounting firm under Statement on Auditing Standards 61, as amended (AICPA, Professional Standards Vol. 1, AU Section 380), and as adopted by the PCAOB in Rule 3200T. The Company’s independent registered public accounting firm has expressed the opinion that the Company’s audited financial statements conform, in all material respects, to accounting principles generally accepted in the United States and included a going concern paragraph at the end of the unqualified audit opinion. The independent registered public accounting firm has full and free access to the Audit Committee.

The Audit Committee met with management and Ferlita, Walsh, Gonzalez & Rodriguez, P.A., our independent registered public accounting firm, a total of six times during the year, two private executive meetings and four regular Audit Committee meetings, to discuss the adequacy of our internal controls, qualitative aspects of financial reporting in the accounting principles, the reasonableness of significant judgments and estimates, and the clarity of the disclosures in our financial statements

The Audit Committee recognizes the importance of maintaining the independence of Odyssey’s independent registered public accounting firm. The Company prohibits its auditors from performing non-financial consulting services, such as information technology consulting or internal audit services. The Audit Committee has received the written disclosures and the letter from the independent accountant dated January 2019 required by applicable requirements of the PCAOB Rule 3526, regarding the independent accountant’s communications with the audit committee concerning independence. The members of the Audit Committee have no financial or personal ties (other than equity ownership as described in this proxy statement) to Odyssey and all are “financially literate” and “independent” with respect to the Company.

The Audit Committee has a formal policy to receive complaints from employees regarding internal controls or financial reporting matters. This whistleblower process is communicated to both employees and consultants and is monitored by the Audit Committee.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Odyssey Marine Exploration, Inc.’s Annual Report on Form 10-K for its 2018 fiscal year for filing with the Securities and Exchange Commission.

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Members of the Audit Committee

John C. Abbott, Chairman

Mark B. Justh, James S. Pignatelli,

Jon D. Sawyer

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors through our Corporate Secretary by writing to the following address: Odyssey Marine Exploration, Inc Attention: Board of Directors, 5215 W. Laurel Street Tampa, Florida 33607. Our Corporate Secretary will forward all correspondence to the Board of Directors. A stockholder who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table describes the beneficial ownership of certain beneficial owners and management of Odyssey Marine Exploration, Inc. common stock as of March 31, 2019, by each person known to us to beneficially own more than 5% of our common stock, each director, each named executive officer listed in the “Summary Compensation Table,” and all current directors and executive officers as a group. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options and restricted stock units beneficially owned by that person that are exercisable or will be settled within 60 days following March 31, 2019.

Except as described below under “Certain Relationships and Related Party Transactions,” or as otherwise indicated in a footnote, all of the beneficial owners listed have, to our knowledge, sole voting, dispositive and investment power with respect to the shares of common stock listed as being owned by them. Unless otherwise indicated in a footnote, the address for each individual listed below is c/o Odyssey Marine Exploration, Inc., 5215 W. Laurel Street, Tampa, Florida 33607.

Name of Beneficial Owner	Amount of Beneficial Ownership(1)		Percentage of Class

Gregory P. Stemm, Director & Consultant	214,251	(2)	2.3%

Mark D. Gordon, CEO, President & Director	191,262	(3)	2.1%

Mark B. Justh, Director	139,258	(4)	1.5%

Laura L. Barton, EVP, Secretary & Director of Communications	70,492	(5)	*

John D. Longley, COO	68,023	(6)	*

Jay A. Nudi, Chief Financial Officer	63,652	(7)	*

Jon D. Sawyer, Director	39,748	(8)	*

John C. Abbott, Director	20,932	(9)	*

James S. Pignatelli, Director	20,402	(10)	*
Officers & Directors as a Group TOTAL	828,020		8.80%

Epsilon Acquisitions LLC
c/o Andres Gonzalez Saravia

Altos Hornos de Mexico S.A.B. de C.V.

Campos Eliseos No.29	670,455	(11)	7.92%

Col. Rincon del Bosque 11580 Mexico D.F.

Mexico

Mr. Kenneth Fried 301 East 50th Street, Apt 4C New York, NY 10022	488,575	(12)	5.33%

*Indicates less than one percent of common stock.

(1)	Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.

(2)

Consists of 108,204 shares held jointly by Mr. Stemm and his wife; 93,547 shares held by Adanic Capital, Ltd., a limited partnership for which Mr. Stemm serves as general partner; and 12,500 shares underlying currently exercisable stock options. Mr. Stemm has pledged 41,667 shares of common stock as collateral for a personal loan.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	15

(3)	Consists of 130,601 shares held by Mr. Gordon and 60,661 shares underlying currently exercisable stock options held by Mr. Gordon.

(4)

Consists of 133,424 shares held by Mr. Justh, 834 shares held by Hybrid Equity Partners LLC, a limited liability company of which Mr. Justh is a member, and 5,000 shares underlying currently exercisable stock options.

(5)	Consists of 46,333 shares held jointly by Mrs. Barton and her husband and 24,159 shares underlying currently exercisable stock options held by Mrs. Barton.

(6)	Consists of 43,952 shares held by Mr. Longley and 24,071 shares underlying currently exercisable stock options held by Mr. Longley.

(7)	Consists of 48,112 shares held by Mr. Nudi and 15,540 shares underlying currently exercisable stock options held by Mr. Nudi.

(8)

Consists of 17,385 shares held jointly by Mr. Sawyer and his wife, 10,455 shares held by Sawyer Family Partners, Ltd., a limited partnership of which Mr. Sawyer serves as the general partner, and 11,908 shares underlying currently exercisable stock options.

(9)	Consists of 9,514 shares held by Mr. Abbott and 11,418 shares underlying currently exercisable stock options held by Mr. Abbott.

(10)	Consists of 20,402 shares held by Mr. Pignatelli.

(11)	Based upon Schedule 13G/A filed by Mr. Fried on February 6,2019.

(12)	Based upon Schedule 13D filed by Epsilon Acquisitions LLC on August 16, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2018, and Form 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 2018, and certain written representations, no persons who were either a director, executive officer or beneficial owner of more than 10% of the Company’s common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2018.

Securities Reserved For Issuance Under Equity Compensation Plans

On February 19, 2016, we implemented a one-for-twelve reverse stock split of our common stock. In the discussion below and throughout this Proxy Statement, all shares and share prices have been adjusted to reflect the reverse stock split.

The following table sets forth information about the Company’s common stock that was available for issuance under all of the Company’s existing equity compensation plans as of December 31, 2018:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (# )(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance (# )(2)
Equity compensation plans approved by security holders	280,318	13.58	6,226
Equity compensation plan not approved by security holders	-	-	-

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(1)	Includes the issuance of 238,651 stock options and 41,667 restricted stock units under the 2005 and 2015 Stock Incentive Plans approved by stockholders.

(2)

Includes shares available for issuance under the 2015 Stock Incentive Plan, only. If the Company’s stockholders approve the 2019 Stock Incentive Plan the remaining available shares will no longer be issuable. There are no securities remaining available for future issuance under the 2005 Stock Incentive Plan which expired on August 3, 2015.

Each outstanding stock option and stock unit may be settled in stock on a one-for-one basis. The weighted average exercise price of the 238,651 stock options is $15.95. The 41,667 restricted stock units have no tangible value until vesting is complete. The shares available for issuance under the 2015 Stock Incentive Plan are available for Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights. The Amended 2015 Stock Incentive Plan expires on January 2, 2025, after which there can be no further grants or awards of the shares remaining in the plan. Options or awards then outstanding may be vested or exercised until they expire or terminate.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	17

NON-EQUITY COMPENSATION PLAN

Cuota Appreciation Rights Plans

Since 2017, there have been no shares available in our stock incentive plans to issue long-term equity incentive awards to our executive officers and key employees or equity compensation to our independent directors. Also, covenants in the Stock Purchase Agreement prohibit the Company from issuing equity instruments through our compensation plans above the amounts already approved and issued. For this reason, the Compensation Committee looked to an alternate form of compensation that could be used as long-term incentive awards for executive officers and key employees and to compensate independent directors.

On August 4, 2017, the Board adopted the Odyssey Marine Exploration, Inc. Key Employee Cuota Appreciation Rights Plan (the “Key Employee CAR Plan”) and the Odyssey Marine Exploration, Inc. Nonemployee Director Cuota Appreciation Rights Plan (the “Director CAR Plan” and, together with the Key Employee Plan, the “Cuota Plans”). The Cuota Plans provide for the award of cuota appreciation rights (“CARs”) to eligible participants. A “cuota” is a unit of equity interest under Panamanian law, and the value of the CARs will be determined based upon the appreciation, if any, in the value of the cuotas of Oceanica Resources, S. de R.L., a Panamanian sociedad de responsabilidad limitada (“Oceanica”), after the award of such CARs. The Company indirectly holds a majority stake in Oceanica.

The Board will select the Company’s employees who will participate in the Key Employee CAR Plan. Directors of the Company who are not employees of the Company or any of its subsidiaries are eligible to participate in the Director CAR Plan. The purpose of the Cuota Plans is to provide deferred compensation to the participants.

The Board authorized the award of up to 750,000 CARs under the Key Employee CAR Plan and the award of up to 600,000 CARs under the Director CAR Plan. The terms of any CARs awarded under the Cuota Plans will be set forth in an award agreement between the Company and each participant, and the award agreement will set forth a vesting schedule for the CARs. In general, unvested CARs will be forfeited upon a participant’s separation of service from the Company, and all vested and unvested CARs will be forfeited upon a participant’s separation of service from the Company for “cause” (as defined in the Cuota Plans).

On November 7, 2017, the Board granted 406,024 CARs under the Key Employee CAR Plan and 278,000 CARs under the Director CAR Plan for 2018 Long-Term Incentives. The table below shows information regarding CARs granted on November 7, 2017, to the Company’s Directors and named executive officers:

Participant	Position	No. of CARs Awarded	Grant Date Fair Value

John C. Abbott	Director	68,897	$3.00

Mark B. Justh	Director	74,926	$3.00

James S. Pignatelli	Director	65,280	$3.00

Jon D. Sawyer	Director	68,897	$3.00

Mark D. Gordon	Chief Executive Officer	196,742	$3.00

John D. Longley	Chief Operating Officer	73,265	$3.00

Jay A. Nudi	Chief Financial Officer	64,821	$3.00

The CAR awards granted to the independent directors all vested in full January 1, 2018 and shall have payouts based on 1/3 of the CARS awarded on each Payout Event date of January 31, 2021, January 31, 2022 and January 31, 2023 subject to the provisions of the Director CAR Plan and the Non-Employee Director CAR Agreements. The directors agreed to accept the CAR awards in lieu of the cash compensation that they would otherwise be paid for 2018.

The CAR awards granted to the executive officers will vest in one-third (1/3) of the number of CARs awarded on each of December 31, 2018, 2019 and 2020, and shall have payouts based on 1/3 of the CARS awarded on each Payout Event date of January 31, 2021, January 31, 2022 and January 31, 2023 subject to the provisions of the Employee CAR Plan and the Employee CAR Agreements.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	18

Each participant in the Cuota Plans will be entitled to be paid the value of such participant’s CARs upon the occurrence of a “payment event.” As used in the Cuota Plans, payment events consist of a change in control of the Company or the date specified in the applicable award agreement and, in the case of the Key Employee CAR Plan, a separation of service without cause and the participant’s continuous employment with the Company until the date specified in the applicable award agreement. The value of CARs will be based upon the difference between the fair value of the cuotas of Oceanica on the date of the award of the CARs and the fair value of the cuotas on the date of the payment event, in each case as determined by the Board in accordance with the provisions of the Cuota Plans.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	19

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Introduction

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, and has elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this Proxy Statement.

This section details the objectives and design of our executive compensation program. It includes a description of the compensation provided in 2018 to our executive officers who are named in the Summary Compensation Table and listed below:

Mark D. Gordon	President and Chief Executive Officer

John D. Longley	Chief Operating Officer

Jay A. Nudi	Chief Financial Officer

Summary Compensation Table

The following table sets forth information regarding the compensation paid to or earned by the Company’s Chief Executive Officer (“CEO”) and each of the two other most highly compensated executive officers for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2017 and 2018. These individuals, including the CEO, are collectively referred to in this Proxy Statement as the “Named Executive Officers” (“NEOs”).

SUMMARY COMPENSATION TABLE

Name and Principal Position (1)	Year	Salary		Non-Equity Incentive Plan Compensation ($)
			Stock Awards ($)(2)		All Other Compensation ($) (3)
						Total ($)

Mark D. Gordon, President and Chief Executive Officer	2018	$376,250	$-	$90,856	$936	$468,042
	2017	$376,250	$-	$123,429	$864	$500,543

John D. Longley, Chief Operating Officer	2018	$220,000	$-	$37,500	$686	$258,186
	2017	$220,000	$-	$50,944	$619	$271,563

Jay A. Nudi, Chief Financial Officer	2018	$193,693	$-	$33,016	$605	$227,314
	2017	$193,693	$-	$44,852	$559	$239,104

(1)	The offices held by each named executive officer are as of December 31, 2018.

(2)	No stock awards were granted to our NEO’s in either 2018 or 2017.

(3)	The amounts shown reflect amounts for life insurance premiums paid by the Company on behalf of each NEO for the fiscal years 2017 and 2018.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	20

Narrative Disclosure for Summary Compensation Table

Oversight of Executive Compensation and Role of Executive Officers in Compensation Decisions

The Compensation Committee of our Board of Directors oversees our executive compensation program. This includes compensation paid to the officers named in the Summary Compensation Table including our CEO. Our Compensation Committee is made up of independent, non-management members of our Board of Directors. The Compensation Committee is responsible for reviewing, assessing and approving all elements of compensation for our named executive officers.

The CEO assesses the performance of the NEOs. He then recommends to the Compensation Committee a base salary, performance-based incentives and long-term equity awards at levels for each NEO that are included in the executive compensation plan, including himself, based upon that assessment. The CFO assists the CEO and the Compensation Committee in providing appropriate analyses or peer group reviews and coordination with any outside consultants which may be retained to review the executive compensation program or compensation related matters. During 2018, AON served as the Compensation Committee’s independent compensation consultant by providing analysis relating to executive compensation.

Employment Agreements with Our Named Executive Officers

In August 2014, Odyssey entered into an employment agreement with Mark D. Gordon providing for Mr. Gordon to assume the position of Chief Executive Officer, and Mr. Gordon assumed that position on October 1, 2014. The employment agreement is for an initial term of three years and will automatically renew for successive one-year periods unless terminated by Odyssey or Mr. Gordon upon ninety (90) days written notice given prior to the end of the initial term or any renewal term. On November 30, 2016, the employment agreement was amended to reflect the effect of the one-for-twelve reverse stock split and to adjust the exercise prices at which vesting would occur as deemed appropriate by the Compensation Committee.

Pursuant to the amended employment agreement, Mr. Gordon will be paid a salary of not less than $350,000, subject to review at least annually. Mr. Gordon is also entitled to participate in Odyssey’s annual incentive plan (which provides for a target award of no less than 70.0% of Mr. Gordon’s salary) and Odyssey’s long-term incentive program (which provides for a target value of no less than 125.0% of Mr. Gordon’s salary). Mr. Gordon also received the following equity awards under the employment agreement and Odyssey’s 2005 Stock Incentive Plan:

•	a restricted stock award of 8,333 shares of common stock that vested immediately, having a value of $15.24 per share on the date of grant; and

•

an initial grant of restricted stock units representing 41,667 shares of common stock that will vest in 25.0% increments when the average closing share price of Odyssey’s common stock for any 20 consecutive trading days reaches $12.00, $13.71, $15.43, and $17.14, subject to Mr. Gordon’s continued employment and any unvested portion of the restricted stock unit will be forfeited five years after the date of grant.

Mr. Gordon’s employment may be terminated at any time by Odyssey with or without cause (as defined in the employment agreement) or by Mr. Gordon with or without good reason (as defined in the employment agreement). If Mr. Gordon’s employment is terminated by Odyssey without cause, by Mr. Gordon with good reason, or if Odyssey elects not to renew the employment agreement at the end of the initial term or any renewal term, Mr. Gordon will be entitled to receive (a) his salary and earned annual or long-term incentive compensation through the date of termination (the “Accrued Obligations”); (b) an amount equal to 200.0% of his salary and target annual incentive award for the year in which termination occurs; (c) a prorated incentive award or bonus for the year in which termination occurs; and (d) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents until: the date he is no longer eligible to receive COBRA continuation coverage. All outstanding unvested stock options and restricted stock awards (other than the initial grant described above) will become fully vested, and 50.0% of the initial grant of restricted stock will become fully vested, with the balance to vest or be forfeited in accordance with the initial award agreement.

If Mr. Gordon’s employment is terminated by Odyssey with cause, by Mr. Gordon without good reason, or if Mr. Gordon elects not to renew the employment agreement at the end of the initial term or any renewal term, Odyssey will have no further payment obligations to Mr. Gordon other than for the Accrued Obligations.

The employment agreement further provides for the vesting of all outstanding unvested stock options and restricted stock awards (other than the initial grant described above) upon a change-in-control, which is defined in the employment agreement

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	21

to include (a) a person or group acquiring 40.0% or more of the fair market value or voting power of the Company’s stock, (b) a person or group acquiring 25.0% or more of the voting power of the Company’s stock during a twelve-month period, and (c) a majority of the members of the Company’s Board of Directors is replaced by directors whose appointment or election is not endorse by a majority of the Board of Directors before the date of election or appointment. Mr. Gordon’s outstanding unvested stock options and restricted stock awards (other than the initial grant) will vest if the Stock Purchase Agreement dated March 11, 2015, with MINOSA and Penelope is carried out under the terms approved by Stockholders on June 9, 2015. If Mr. Gordon’s employment is terminated by him for good reason or by Odyssey without cause (excluding death or disability) within 24 months after a change-in-control, Mr. Gordon will be entitled to receive (w) the Accrued Obligations; (x) an amount equal to 250.0% of his salary and target annual incentive award for the year in which termination occurs; (y) a prorated incentive award or bonus for the year in which termination occurs; and (z) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents until the date he is no longer eligible to receive COBRA continuation coverage. All outstanding unvested stock options and restricted stock awards will become fully vested, with all options being exercisable for the remainder of their full term.

Components and Results of the 2018 Executive Compensation Plan

Base Salaries. Base salary is intended to provide a level of assured cash compensation to our executive officers that is reasonably competitive in the marketplace. It is based on the individual’s qualifications and experience with the company, past performance, taking into account all relevant criteria, value to the Company, the Company’s ability to pay and relevant competitive market data.

The base salary ranges for the CEO and CFO are periodically established based upon the competitive and benchmarking data from a peer group whereby the midpoint of the executive officer salary range is aligned to the average peer group base salary. This does not mean that the NEO’s base salary will be in the midpoint range, but the peer group analysis is used as a basis for establishing salary ranges or salary bands for each position. The CEO and NEO base salaries were unchanged for 2018 compared to 2017.

Annual Incentive Compensation and Targets. Annual incentive compensation is intended to provide our NEOs a component of total cash compensation that represents an award for meeting corporate key objectives and achievement of individual strategic objectives. Annual incentive compensation is expressed as target amounts that can be earned as a percentage of base salary. The amount of these targets is based on the individual’s qualifications and experience with the Company, past performance of duties, value to the Company, and the Company’s ability to pay. The annual incentive targets are weighted 75% toward the ability to meet key performance indicators of the Company and 25% toward attainment of individual strategic objectives. An executive’s individual strategic objectives are defined based upon the contribution such executive’s role and expertise can bring to achieving the Company’s overall strategic objectives. The Compensation Committee reviews the individual strategic objectives of our NEOs.

Attainment of Company key performance indicators, which comprise 75% of the annual incentive awards for all NEOs are based upon three separate categories which include revenue, earnings per share and cash flow. Within each category several performance threshold targets were established whereby ranges of target incentives could be achieved as noted below. Target incentives for revenue ranged from 0% to 60%, while target incentives for earnings per share (EPS) and cash flow ranged from 0% to 40%. In order to achieve the upper range percentages of target incentives, significant stretch performance levels need to be achieved. For example, in 2018, to achieve 60% of target incentive, revenue needed to be $16 million or greater; to achieve 40% of target incentive, earnings per share needed to be $2.00 per share or cash flow from operations would need to be $7.5 Million or greater. While the sum of the various key performance indicator categories could reach 140%, the intent was that NEOs could achieve at or near target incentives by achieving stretch performance levels in only several categories or above average levels for all three categories.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	22

The following table illustrates the key performance indicators for 2018:

Revenue (up to 60%)		Operating Cash Flow (up to 40%)

1) $0 - $3.9 million	0%	1) worse than 2016+2017 avg. (-$10.4 million)	0%

2) $4 - $5.9 million	1% - 10%	2) $0-5 million improvement vs. 2016/17 avg.	1% - 20%

3) $6 - $7.9 million	11% - 25%	3) $5.1- $7 million improvement vs. 2016/17 avg.	21% - 40%

4) $8 - $11.9 million	26% - 40%	4) greater than $7.5 million	40%

5) $12 - $16 million	41% - 60%

6) greater than $16 million	60%

EPS (up to 40%)
1) EPS worse than - $1.00 per share	0%

2) between -$0.99 EPS and $0.00 EPS	1% - 10%

3) between $0.01 EPS and $0.99 EPS	11% - 25%

4) between $1.00 EPS and $ 2.00 EPS	25% - 40%
5) greater than $2.00	40%

Although it is intended that the Compensation Committee will follow the incentive award guidelines, the Committee has the discretion to increase or decrease the amounts based upon extenuating or unforeseen circumstances, or to deny annual incentive awards whether or not performance targets are achieved, as it deems appropriate.

The Compensation Committee evaluates the Company’s performance with the assistance of the CFO and evaluates the individual performance for all officers based upon input provided by the CEO and other NEOs. Based upon review of these factors, the Compensation Committee is provided with recommendations and determines the annual incentive amounts.

Achievement of Performance Indicators and Annual Award Payouts for 2018. For 2018, the NEOs qualified for 28.4% of the target award, which was comprised of 3.4% for Company key performance indicators and 25% for individual strategic objectives. The key performance criteria achieved in 2018 was for Earnings per Share. Earnings per share (EPS) was allocated a 5.0% performance component because actual EPS of $(0.60) was within the range of category 2 under EPS performance factors. The total of the performance factor components was 5.0%, but since the performance components represented 75% of the annual incentive target for the NEOs, the overall target annual incentive percentage earned for Company performance criteria was 3.4%.

The following table identifies the target award as a percentage of base salary for each NEO in accordance with the executive compensation plan, the weighting between Company and individual performance, and the actual incentive award payout based upon the recommendation of the Compensation Committee.

Named Executive Officer	Target Award as % Salary	Company/Individual Performance Weighting	Target Incentive Award Per Plan	2018 Actual Incentive Award	Incentive Award as % Base Salary

Mark D. Gordon	70% - 100%	75%/25%	$319,813	$90,856	24.1%

John D. Longley	50% - 70%	75%/25%	$132,000	$37,500	17.0%

Jay A. Nudi	50% - 70%	75%/25%	$116,216	$33,016	17.0%

These 2018 Annual Incentive awards were approved by the Compensation Committee during March 2019 and have not been paid to the NEOs as of the date of this Proxy Statement.

Discretionary Bonus. The Compensation Committee may award discretionary bonuses. Such bonuses are typically linked to extra achievements that benefit the Company and which were not fully covered by the targets in the Annual Incentive Compensation Plan. There were no discretionary bonuses awarded or made to our NEOs for 2018.

Long-Term Equity Incentive Awards. Long-term equity incentive (“LTI”) awards are designed to align a significant portion of total compensation with our long-term goal of increasing the value of the Company. These equity awards are designed to

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	23

reward longer- term performance and facilitate equity ownership. The value of these targets is set by the Compensation Committee based on the individual’s qualifications and experience with the Company, past performance of duties and value to the Company. However, during 2018 the Company stock incentive plans were depleted and there were no equity instruments available for LTI awards. As a result, no LTI awards were granted for 2018, but the Compensation Committee approved awards from the non-equity CAR plan developed during 2017 to serve as a long-term incentive for our NEOs as described below.

Cuota Appreciation Rights (CARS). During 2018, there were no shares available in the company stock incentive plans to issue long-term equity incentive awards to our NEOs and conditions to the Stock Purchase Agreement prohibit the Company from issuing additional equity instruments through our stock incentive plans. For this reason, the Compensation Committee looked to an alternate form of compensation that could be used as long-term incentive awards for NEOs.

During August 2017 the Board of Directors approved the Key Employee Cuota Appreciation Rights Plan described in this Proxy Statement under Non-Equity Compensation Plans to be used as a long-term incentive component of executive compensation in place of Long-Term Equity Incentive Awards which were not available for grant during 2018.

Each participant in the Key Employee CAR Plan will be entitled to be paid the value of such participant’s CARs upon the occurrence of a “payment event.” As used in the Cuota Plans, payment events consist of a change in control of the Company or the date specified in the applicable award agreement and, in the case of the Key Employee CAR Plan, a separation of service without cause and the participant’s continuous employment with the Company until the date specified in the applicable award agreement. The value of CARs will be based upon the difference between the fair value of the cuotas of Oceanica on the date of the grant and the date of the payment event, in each case as determined by the Board in accordance with the provisions of the Cuota Plans. The fair value on the date of grant for the purpose of each award of CARs was set at $3.00 per cuota. Therefore, only appreciation over $3.00 per cuota will be recognized as the payout value of each CAR. The CARs vest over three years. The fair value of the cuota as of the most recent cuota fair value is $1.53, therefore the outstanding CAR awards are out of the money.

The following table includes the number of Cuota Appreciation Rights the NEOs were granted on November 7, 2017 for year 2018.

Named Executive Officer	2018 CAR Awards(1)

Mark D. Gordon	196,742

John D. Longley	73,265

Jay A. Nudi	64,821

Total	334,828

(1)    The CAR awards will vest in one-third increments on each of December 31, 2018, 2019 and 2020. Payout dates for the number of CARs vesting on each vesting date are January  31, 2021, 2022 and 2023.

Other Policies and Practices Related to Executive Compensation

Compensation Recovery (“Clawbacks”). We adopted a Clawback Policy in 2013 that applies to performance-based compensation linked to our reported financial results. Under this policy, in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, we may, at the discretion of the Compensation Committee, seek to recover from any executive officer who received cash-based or equity-based incentive compensation during the three-year period preceding the date on which we are required to prepare an accounting restatement, the amount by which such person’s cash-based or equity-based incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

Retirement Plans and all Oher Compensation. Odyssey does not have any deferred compensation or retirement plans at this time. During 2018, we did not pay perquisites exceeding $10,000 in the aggregate to our Chief Executive Officer or other NEOs. Our officers participated in non-discriminatory life and health insurance plans as did all other employees.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	24

Life Insurance Benefits payable upon death of our NEOs. At December 31, 2018, there were life insurance policies that would have paid the following benefits upon the death of our NEOs as follows:

Named Executive Officer	Life insurance benefits payable upon the death of our NEOs as of December 31, 2018

Mark D. Gordon	$300,000
John D. Longley	220,000
Jay A. Nudi	194,000

Outstanding Equity Awards at 2018 Year-End

The following table shows the number of shares of common stock covered by outstanding stock option awards that are exercisable and unexercisable, and the number of shares of common stock covered by unvested restricted stock awards for each of our NEOs as of December 31, 2018.

2018 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
	Exercisable	Unexercisable
Mark D. Gordon
	21,328		$26.40	12/31/2023	(3)
	39,333		$12.48	12/31/2024	(4)
						-	$-	41,667	$138,751
John D. Longley
	1,987		$26.40	12/31/2023	(5)
	4,167		$12.84	10/06/2024	(6)
	17,917		$12.48	12/31/2024	(7)
						-	$-	-	$-
Jay A. Nudi
	6,123		$26.40	12/31/2023	(8)
	9,417		$12.48	12/31/2024	(9)
						-	$-	-	$-

(1)

The award of restricted stock units will vest as follows: 25% of the award will vest when the average closing share price of the common stock for any 20 consecutive trading days is $12.00 or higher; 25% of the award will vest when the average closing share price for any 20 consecutive trading days is $13.71 or higher; 25% of the award will vest when the average closing share price for any 20 consecutive trading days is $15.43 or higher; and 25% of the award will vest when the average closing share price for any 20 consecutive trading days is $17.14 or higher.

(2)

The market value of the equity incentive plan awards in the form of restricted stock units that have not vested are calculated by multiplying the number of shares represented by the stock awards by the closing price of our common stock on December 31, 2018, which was $3.33

(3)	This option vested as to 7,109 shares on each of December 31, 2014 and 2015 and 7,110 shares on December 31, 2016.

(4)	This option vested as to 13,111 shares on December 31, 2015, and in 1/36th of the award monthly thereafter.

(5)	This option vested as to 662 shares on December 31, 2014 and 2015 and 663 shares on December 31, 2016.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	25

(6)	This option vested in one-third increments of 1,389 shares on each of October 6, 2015, 2016 and 2017.

(7)	This option vested as to 5,972 shares on December 31, 2015, and in 1/36th of the award monthly thereafter.

(8)	This option vested in one-third increments of 2,041 shares on each of December 31, 2014, 2015 and 2016.

(9)	This option vested as to 3,139 shares on December 31, 2015, and in 1/36th of the award monthly thereafter.

Potential Payments Upon Termination or Change in Control

Change in Control

Mr. Gordon has a written employment agreement that provides for payments at, following, or in connection with a change-in-control of the Company or termination. There are no other employment contracts or agreements, whether written or unwritten, with our other NEOs. Under our 2015 Stock Incentive Plan, the Compensation Committee has the discretion, but not the obligation, to accelerate the vesting or to compensate holders of otherwise unvested stock incentives in the event of a change-in-control. Only options or restricted stock awards not assumed by the entity taking control are subject to potential acceleration of vesting under a change-in-control.

Termination

Mr. Gordon’s employment may be terminated at any time by Odyssey with or without cause or by Mr. Gordon with or without good reason with (90) days written notice. If Mr. Gordon’s employment is terminated by Odyssey without cause, by Mr. Gordon with good reason, as a result of Mr. Gordon’s disability, or if Odyssey elects not to renew the employment agreement at the end of the initial term or any renewal term, Mr. Gordon will be entitled to receive (a) the Accrued Obligations; (b) an amount equal to 200.0% of his salary and target annual incentive award for the year in which termination occurs; (c) a prorated incentive award or bonus for the year in which termination occurs; and (d) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents. All outstanding unvested stock options and restricted stock awards (other than the initial grant described above under “Employment Agreements with Our Named Executive Officers”) will become fully vested, and 50.0% of the initial grant of restricted stock will become fully vested, with the balance to vest or be forfeited in accordance with the initial award agreement. If Mr. Gordon’s employment is terminated by Odyssey with cause, by Mr. Gordon without good reason, as a result of Mr. Gordon’s death, or if Mr. Gordon elects not to renew the employment agreement at the end of the initial term or any renewal term, Odyssey will have no further payment obligations to Mr. Gordon other than for the Accrued Obligations. Payments that would have been due to Mr. Gordon and the value of equity awards that would have vested had he been terminated on December 31, 2018, are shown in the table below.

Severance Benefit Due to Mr. Gordon Upon Termination	Without Cause; For Good Reason; Disability; Company Non-Renewal $	For Cause; Without Good Reason; Death; Mr. Gordon Non-Renewal $
Accrued Obligations	—	—

Cash Severance (1)	1,392,126	—

Equity (2)	145,588	—

COBRA (3)	37,210	—

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	26

(1)

The Cash Severance consists of two times the sum of Mr. Gordon’s base salary in effect on December 31, 2018, and his target annual incentive award which is calculated at 85.0% of base salary, calculated as follows: 2 x ($376,250 + $319,813).

(2)	Upon termination at December 31, 2018, Mr. Gordon would vest in 43,720 restricted stock units valued at $3.33 per share which was the closing price of our common stock on December 31, 2018.

(3)	COBRA payments are estimated over an 18-month period and would be reimbursable to Mr. Gordon on a monthly basis.

Tax and Accounting Implications

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 per year to named executive officers except, in the case of equity awards granted prior to 2018, to the extent it constitutes performance-based compensation. Depending on future stock prices, it is possible that a portion of the payments that might be payable to Mr. Gordon under the written employment agreement with him may not be fully deductible. Subject to the foregoing, the Company believes that all compensation paid to its executive officers is, or will be when paid, fully deductible for federal income tax purposes.

Director Compensation

On August 4, 2017, the Board of Directors approved the Nonemployee Director Cuota Appreciation Rights Plan described under “Cuota Appreciation Rights Plans” in this Proxy Statement. The Board authorized the award of up to 600,000 CAR’s under the Director Plan.

During the November 2017 Compensation Committee meeting, each independent director agreed to forego all cash and equity compensation for 2018 and the Committee granted awards from the Nonemployee Director Cuota Appreciation Rights Plan in lieu of 2018 cash compensation. The CAR awards granted to the independent directors all vested in full on January 1, 2018 and shall have payouts based on 1/3 of the CARS awarded on each Payout Event date of January 31, 2021, January 31, 2022 and January 31, 2023 subject to the provisions of the Director CAR Plan and the Non-Employee Director CAR Agreements. Under the terms of each outstanding CAR award the fair value of the cuota must exceed $3.00 to have a Payout Event. The fair value of the cuota as of October 2018 was $1.53 as determined by an independent, professional outside valuation firm.

2018 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	All Other Compensation($)	Total ($)
John C. Abbott (1)	-	-	-

Mark B. Justh (2)	-	-	-

James S. Pignatelli (3)	-	-	-

Jon D. Sawyer (4)	-	-	-

Gregory P. Stemm (5)		440,360	440,360

(1)	Mr. Abbott elected to receive 68,897 CAR Awards in lieu of cash or equity compensation for 2018. He had 11,418 stock options and no stock awards outstanding as of December 31, 2018.

(2)	Mr. Justh elected to receive 74,926 CAR Awards in lieu of cash or equity compensation for 2018. He had 5,000 stock options and no stock awards outstanding as of December 31, 2018.

(3)	Mr. Pignatelli elected to receive 65,280 CAR Awards in lieu of cash or equity compensation for 2018.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	27

(4)	Mr. Sawyer elected to receive 68,897 CAR Awards in lieu of cash or equity compensation earned for 2018. He had 11,908 stock options and no stock awards outstanding as of December 31, 2018.

(5)

Mr. Stemm began providing services pursuant to a consulting agreement in December 2015. These services include actively seeking out and presenting to Odyssey new business opportunities, projects, and relationships that are expected to result in strategic value or revenue streams in Odyssey’s core business of shipwreck and mineral exploration; providing strategic planning and advice; providing project management, as requested; and such other services as Odyssey’s board of directors or chief executive officer may request from time to time. Mr. Stemm was compensated in accordance with these agreements and not for board service. The amount shown for 2018 includes $262,860 of base consulting fees and $177,500 additional performance-based remuneration earned during 2018 in accordance with Mr. Stemm’s consulting agreement. He had 12,500 stock options and no stock awards outstanding as of December 31, 2018.

Certain Relationships and Related Party Transactions

Consulting Agreement

On December 10, 2015, Odyssey entered into a written Consulting Agreement (the “Consulting Agreement”) with Mr. Stemm, Chairman of the Board for Odyssey, approved by the Compensation Committee of the Board of Directors. The consulting services to be provided by Mr. Stemm include (a) actively seeking out and presenting to Odyssey new business opportunities, projects, and relationships that are expected to result in strategic value or revenue streams in Odyssey’s core business of shipwreck and mineral exploration, (b) providing strategic planning and advice, (c) providing project management, as requested by Odyssey’s Chief Executive Officer, and (iv) such other services as Odyssey’s Board of Directors or Chief Executive Officer may request from time to time. The Consulting Agreement is for a term of five years and generally requires Mr. Stemm to devote the majority of his business time and attention to Odyssey’s affairs. Either party may terminate the Consulting Agreement upon 90 days’ written notice to the other party. Mr. Stemm renders these services through Gulfstream LLC, a limited liability company.

For services since the beginning of 2018, Mr. Stemm was compensated $21,905 per month in cash and will receive $177,500 approved during 2018 by the Compensation Committee for development, negotiations and closing of several agreements with Monaco, Magellan, SMOM and additional lenders to be paid $14,500 per month over an eleven-month period starting June 2020 and concluding April 2021, with a final pay-out of $10,009 in May 2021.

If the Consulting Agreement is terminated by Odyssey without cause or by Mr. Stemm for good reason, Mr. Stemm will be entitled to receive (a) 18 months’ severance at the rate of $21,905 per month, and (b) the balance of any payments due, and the noncompetition, nonsolicitation, and nonrecruitment restrictions set forth in the Consulting Agreement will apply during the 18-month period during which severance is paid. If the Consulting Agreement is terminated by Mr. Stemm without good reason, Odyssey will determine the period (not less than three nor more than twelve months) during which the noncompetition, nonsolicitation, and nonrecruitment restrictions set forth in the Consulting Agreement will apply, and Mr. Stemm will be entitled to receive (a) severance at the rate of $21,905 per month, and (b) the balance of any payments due during the applicable period determined by Odyssey.

Services Agreement

During 2018, we provided services to a deep-sea mineral exploration company that was organized and is majority owned and controlled by Mr. Stemm. Mr. Stemm’s involvement with this company was disclosed to, and approved by, the Odyssey Board of Directors and legal counsel in accordance with the terms of his consulting agreement. Pursuant to a Master Services Agreement, Odyssey is currently providing on-shore services and is expected to provide off-shore services to this company in the future.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	28

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

General

We are asking our stockholders to ratify the Audit Committee’s appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. as our independent registered certified public accounting firm for the fiscal year ending December 31, 2019. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered certified public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

Ferlita, Walsh, Gonzalez & Rodriguez, P.A. have audited our consolidated financial statements annually since Odyssey’s inception. Representatives of Ferlita, Walsh, Gonzalez & Rodriguez P.A. are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire. It is also expected that those representatives will be available to respond to appropriate questions.

Independent Public Accounting Firm’s Fee

The following is a summary of the fees billed to us by Ferlita, Walsh, Gonzalez & Rodrigeuz, P.A. for professional services rendered for the fiscal years ended December 31, 2017 and December 31, 2018:

Fee Category	2018	2017
Audit Fees	$199,070	$183,430

Audit-Related Fees	-	-

Tax Fees	-	-

All Other Fees	-	-
Total Fees	$199,070	$183,430

Audit Fees. The aggregate audit fees (inclusive of out-of-pocket expenses) billed by Ferlita, Walsh, Gonzalez & Rodriguez, P.A. were for professional services rendered for the audits of our consolidated and subsidiary financial statements and services that are normally provided by the independent registered certified public accountants in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2017 and December 31, 2018, including audited consolidated financial statements presented in our Annual Reports on Form 10-K and the review of the financial statements presented in our Quarterly Reports on Form 10-Q.

Independence of Principal Accountant and Other Audit Committee Considerations

The Audit Committee reviews at least annually the independent auditors’ qualifications, performance and independence including that of the lead partner. On January 14, 2019, our Audit Committee received written confirmation from Ferlita, Walsh, Gonzalez & Rodriguez, P.A. that the firm is independent of the Company in compliance with PCAOB Rule 3526 and in compliance with Rule 3520 within the meaning of the federal securities laws administered by the Securities and Exchange Commission.

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Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Certified Public Accounting Firm

The Company’s independent registered public accounting firm may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, nor may the Company’s principal accountant be engaged to provide any other non-audit service unless it is determined that the engagement of the principal accountant provides a business benefit resulting from its inherent knowledge of the Company while not impairing its independence. The Audit Committee must pre-approve the engagement of the Company’s principal accountant to provide both audit and permissible non-audit services. No non-audit services were provided by the independent registered public accounting firm during the past two fiscal years.

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this proposal. Discretionary broker voting is allowed. Abstentions will not affect the outcome of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. to serve as our independent registered certified public accounting firm for the fiscal year ending December 31, 2019.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	30

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

We provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with section 14A of the Securities Exchange Act. This vote is referred to as a “say-on-pay” vote.

The Summary Compensation Table and narrative discussion beginning on page 20 of this proxy statement describe our executive compensation program and the compensation of our named executive officers for 2018. The Board of Directors is asking stockholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 (m) through (q) of Regulation S-K, including the compensation tables and other narrative executive compensation disclosures contained in the Company’s 2019 Proxy Statement, is hereby APPROVED.”

We believe that executive compensation should be linked to the Company’s performance and aligned with the interests of the Company’s stockholders. In addition, executive compensation is designed to allow the Company to recruit, retain and motivate employees who play a significant role in the organization’s current and future success.

As a focus on the Company’s long-term performance, we believe that long-term equity awards are effective tools for aligning management and stockholder interests in order to increase overall stockholder value. In addition, the executive officers are often asked to implement long-term initiatives for the Company that, by definition, takes more than one fiscal year to accomplish. Stability and continuity among the executive officers aids the Company in its implementation of such long-term initiatives. However, a portion of the executive officers’ annual compensation is also linked to the short-term success of the Company in order to motivate and reward executives to achieve Company objectives and to attract and retain talented executives.

The Compensation Committee regularly reviews our executive compensation program to ensure that compensation is closely tied to aspects of our performance that our executive officers can impact and that are likely to have an impact on stockholder value.

At the 2018 annual meeting, the Board of Directors recommended stockholders approve holding a “say-on-pay” vote every year. Our stockholders supported that recommendation. Accordingly, we will hold a “say-on-pay” vote annually until the 2023 annual meeting when stockholders will be asked to vote again on how frequently we should hold the “say-on-pay” vote.

The vote on this “say-on-pay” proposal is advisory, which means that the vote will not be binding on the Company, the Board of Directors or the Compensation Committee. The Compensation Committee will review and consider the results of the vote on this proposal in connection with its regular evaluations of our executive compensation program. As the Board of Directors has currently determined to hold this vote each year, the next “say-on-pay” vote will be held at the 2019 Annual Meeting of Stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR the advisory approval of the compensation of our named executive officers.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	31

PROPOSAL NO. 4: APPROVAL OF THE 2019 STOCK INCENTIVE PLAN

General

We are asking our stockholders to approve the Company’s. 2019 Stock Incentive Plan (the “2019 Plan”), which was recommended by the Compensation Committee for approval and approved by the Board of Directors on March 26, 2019, subject to stockholder approval. The 2019 Plan permits the grant of options, restricted stock units (“RSUs”), restricted stock awards, and stock appreciation rights, (each an “award” and collectively, the “awards”) to attract and retain employees, officers, consultants and directors and align their interests with those of our stockholders.

If the Company’s stockholders approve the 2019 Plan, it will become effective as of June 3, 2019 (the “Effective Date”), and future awards will be granted under the 2019 Plan. As of March 31, 2019, there were 41,667 performance restricted stock units and 79,325 stock options outstanding from the Company’s 2005 Stock Incentive Plan will remain governed under the 2005 Stock Incentive Plan. As of March 31, 2019, the Amended 2015 Stock Incentive Plan has 159,326 stock options outstanding plus 6,226 remaining shares that are subject to outstanding awards. If the 2019 Plan is approved by stockholders, no additional awards will be made from the Amended 2015 Stock Incentive Plan. The 2019 Plan will expire on June 3, 2029.

Purpose of the 2019 Plan

Equity-based compensation plays an important role in our pay-for-performance philosophy. The purpose of the plan is to provide employees, directors and consultants (together “participants”) with long-term exposure to the Company’s future growth, align employees’, consultants’ and directors’ interests with those of our stockholders and discourage imprudent risk-taking by rewarding participants for sustained share price improvement over the long term.

In assessing the appropriate terms for the 2019 Plan, and the importance of equity as a component of our compensation program, our Board of Directors determined to incorporate certain corporate governance best practices in the 2019 Plan to promote the interests of our stockholders. As a result, the 2019 Plan incorporates the following design features:

○	No “Evergreen” Share Reserve
○	Prohibits liberal share recycling
○	No repricing permitted without stockholder approval
○	All options and stock appreciation rights must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant
○	No stock option reload features
○	No excise tax gross-up protection features
○	No transfers of awards for value
○	Double trigger equity vesting acceleration subsequent to a Change-in-Control
○	Dividends and dividend equivalents shall accrue and be paid only if and to the extent the common stock underlying the Award become vested or payable

The 2019 Plan authorizes 800,000 shares for issuance pursuant to Awards, which constitutes approximately 8.7% of our outstanding shares of common stock. Although our recent grant practices have been limited, primarily due to contractual restrictions and the absence of adequate stock incentive plan share availability during 2017 and 2018, the Company expects that annual awards will be made in the future if the 2019 Plan is approved by stockholders.

Based on forecasting of the number of shares likely needed for newly hired employees, consultants and executives as well as our current employees, executives and Board members, as well as considering (a) the dilutive impact of awards that have been granted under the 2015 Plan, and (b) the expected value transfer and dilution of such grants, the Board of Directors anticipates that the number of shares available under the 2019 Plan will provide sufficient shares for equity awards for approximately the next three years.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	32

No Liberal Share Recycling

The 2019 Plan expressly prohibits recycling or reuse of:(a) shares tendered as payment for an option exercise; (b) shares withheld to cover a participant’s tax liability; (c) shares added back that have been repurchased by the company using option proceeds; and (d) stock-settled awards where only the shares delivered count against the share reserve.

Administration

The 2019 Plan will be administered by the Compensation Committee. The Compensation Committee has full and exclusive authority within the limitations set forth in the 2019 Plan to; (a) make all decisions and determinations regarding the selection of participants and the granting of awards; (b) establish the terms and conditions relating to each award (c) adopt rules, regulations and guidelines, and (d) interpret the 2019 Plan.

Eligibility

Employees, directors and certain consultants of the Company or its affiliates, as the Compensation Committee determines and designates from time to time, are eligible to receive awards under the 2019 Plan.

Term

The 2019 Plan will become effective upon stockholder approval (the “Effective Date”), and, unless terminated earlier by the Board, will terminate on the earlier of (a) the date all Shares subject to the 2019 Plan shall have been purchased or acquired according to the 2019 Plan’s provisions and (b) the tenth anniversary of the Effective Date. Upon termination of the 2019 Plan, all outstanding awards will continue to have full force and effect in accordance with the provisions of the terminated 2019 Plan and the applicable award agreement (or other documents evidencing such awards).

Award Limits for Grants to Non-Employee Directors

The maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director shall not exceed $200,000. The Compensation Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Compensation Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Dividends and Dividend Equivalents

No dividends or dividend equivalents may be granted on options, restricted stock units, or stock appreciation rights and to the extent accrued on restricted stock shall be paid only if and to the extent the common stock underlying the Award become vested or payable.

Types of Awards

The 2019 Plan permits the grant of the following types of awards by the Compensation Committee:

Stock Options. Stock options may be either non-qualified stock options or incentive stock options. Stock options entitle their holders to purchase shares of common stock at a specified price for a specified period. The exercise price of each option may not be less than 100% of fair market value of the Company’s common stock on the date of grant. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2019 Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries).

Any stock option granted in the form of an incentive stock option will be intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Only options granted to employees qualify for incentive stock option treatment. A stock option may be exercised in whole or in installments, which may be cumulative. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of the exercise in cash or such other consideration determined by the Compensation Committee. Payment may include tendering shares of common stock, a broker assisted cashless exercise or surrendering of a stock award, or a combination of methods.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	33

Stock Appreciation Rights (SARs). The holder of a SAR will be entitled to receive, upon exercise of the SAR, an amount equal to the excess of (a) the fair market value of one Share on the date the SAR is exercised, over (b) the grant price of the SAR. Any stock appreciation rights granted under the 2019 Plan will require that payment upon exercise be in the form of common stock of the Company. No SAR shall be exercisable after the tenth anniversary of the date such SAR is granted.

Restricted Stock and Restricted Stock Units. Under the 2019 Plan, the Compensation Committee may grant participants stock awards, which may involve the award of Shares or the award of stock units representing an amount equivalent in value to the fair market value of a Share, payable in Shares, cash or other property. The Compensation Committee may impose conditions and/or restrictions on restricted stock or restricted stock units (“RSUs”) as it may deem advisable including, time-based restrictions and/or restrictions based upon the achievement of specific performance goals. Unless provided otherwise by the Compensation Committee, restricted stock or RSUs are forfeited to the extent that a participant fails to satisfy the applicable conditions during the restricted period.

Performance Goals. The Compensation Committee will set performance goals in its discretion which, depending on the extent to which they are achieved, will determine the number of Shares that will be paid out to the participant. Payment of the value earned under performance awards will be made in the form, including cash, Shares, other awards, or a combination thereof, at the time, and in the manner determined by the Compensation Committee. Performance goals shall include but not limited to the following:

○	Earnings per share
○	Net income, before or after taxes
○	Return measures, including but not limited to, return on assets, or sales
○	Cash flow return on investments which equals net cash flows divided by stockholders’ equity
○	Earnings before or after taxes, interest, depreciation and/or amortization
○	Revenue or sales growth
○	Operating Income, before or after taxes
○	Total stockholder return
○	Corporate performance indicators, indices based on the level of certain services provided to customer
○	Cash generations, profit and/or revenue targets
○	Growth measures, including revenue growth, as compared with a peer group or other benchmark
○	Share price, including but not limited to growth measures and total stockholder return

Change In Control

Except as expressly provided otherwise in an award agreement, in the event of a participant’s termination without cause or termination by the participant for good reason within six months prior to, or twenty-four months following, a change in control of the Company, all options and stock appreciation rights will vest 100%. Restricted stock and restricted stock units that vest based solely on time shall immediately vest and restricted stock and restricted stock units that vest on the achievement of performance goals shall vest as to a pro rata payment at target based on the number of months’ service during the performance period, provided that if the performance period has been completed prior to the participant’s termination and the restricted stock remains restricted and restricted stock units have not been settled then the restricted stock restrictions shall lapse and the restricted stock units shall be paid out based on actual performance and in all events any amounts shall be settled and paid out on or immediately following the date of termination (but in no event later than thirty (30) days following such date). Notwithstanding the foregoing, any additional forfeiture conditions in the nature of a “clawback” applicable to a performance-based award shall continue to apply to any payment.

For purposes of the 2019 Plan, a “change-in-control” will mean any one or more of the following:

•	any person becomes the beneficial owner directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

•

a change in the composition of the Board over a period of 12 months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are continuing directors; or

•

the consummation of a stockholder approved merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	34

surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as herein defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

•

the consummation of a stockholder approved plan of liquidation, dissolution or winding up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets

For purposes of the 2019 Plan, a “change-in-control” does not include the consummation of the transactions contemplated by the Stock Purchase Agreement dated as of March 11, 2015, by and among the Company, Penelope Mining LLC, and Minera del Norte S.A. de C.V.

Changes in Capital

In the event of any corporate event or transaction, such as a stock dividend, stock split, recapitalization, reorganization, merger or consolidation, or spin-off, in order to prevent dilution or enlargement of participants’ rights under the 2019 Plan, the Compensation Committee will adjust the number, class, and kind of securities that can be delivered under the 2019 Plan and outstanding awards, and the price, as applicable, of securities subject to awards outstanding under the plan.

If such corporate event is a merger or consolidation, reorganization or a change in control the Compensation Committee shall determine whether the outstanding awards shall be (i) assumed or substituted or (ii) cancelled and cashed out for a payment based on the amount of the per-share consideration being paid for the shares in connection with such corporate event, less, in the case of options the applicable exercise price.

Clawback

In accepting an award under the 2019 Plan, each participant agrees to be bound by the Company’s Clawback Policy currently in effect, and to any such policy that the Company may adopt in the future. The Company’s current Clawback Policy is described on page 24.

Plan Benefits

As of March 31, 2019, approximately 23 persons were eligible to receive awards under the 2019 Plan, including the Company’s four executive officers and four non-employee directors.

The granting of awards under the 2019 Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On March 29, 2019, the last reported sale price of the Company Common Stock on Nasdaq was $7.16.

Federal Income Tax Consequences

The following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with awards made pursuant to the 2019 Plan, based on a good faith interpretation of the current federal income tax laws, regulations, and judicial and administrative interpretations, all as in effect or proposed as of the date hereof and all of which are subject to change, possibly with retroactive effect. The following discussion only sets forth federal income tax consequences and does not address any other federal tax consequences or any state, local, or foreign tax consequences that may apply. A participant in the 2019 Plan should not rely on this description and instead should consult his or her own tax advisor.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-Qualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	35

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-Qualified Stock Options.  A participant will not have income upon the grant of a non-qualified stock option. A participant will have compensation income upon the exercise of a non-qualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights.  A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards.  A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units.  A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company.  There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

Please see Appendix A for the standard language and further clarification of the 2019 Stock Incentive Plan approved by the Board of Directors on March 26, 2019.

Vote Required

The affirmative vote of a majority of the votes properly cast the Annual Meeting is required to approve this proposal. Abstentions and broker non-vote will not be considered in the tabulation of votes cast and will not affect the outcome of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR the approval of the 2019 Stock Incentive Plan

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	36

STOCKHOLDER PROPOSALS FOR 2020

ANNUAL MEETING OF STOCKHOLDERS

Stockholders may submit proposals for inclusion in our proxy materials in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2020 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than December 26, 2019. Such proposals should be delivered to Odyssey Marine Exploration, Inc., Attn: Corporate Secretary, 5215 West Laurel Street, Tampa, Florida 33607.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Statements contained in this proxy statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undue reliance on any forward-looking statements made by, or on behalf of us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in our other current and subsequent filings with the SEC.

PROXY SOLICITATION AND COSTS

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries, custodians and other nominees holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

A number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	37

continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (800) 542-1061, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Odyssey will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of our annual report and proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of our annual report and proxy materials, you may call 1-800-579-1639 or by E-MAIL: sendmaterial@proxyvote.com. NOTE: Include the 16 Digit Control Number located on the Notice in the subject line of your e-mail.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials, who wish to receive only one copy in the future, are asked to contact Computershare (if a registered holder) or their bank, broker or other nominee (if a beneficial holder) to request information about householding.

FORM 10-K

We will mail without charge, upon written request, a copy of the Odyssey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the consolidated financial statements, schedules and list of exhibits, specifically requested. Requests should be sent to: (1) BY INTERNET: www.proxyvote.com; (2) BY TELEPHONE: 1-800-579-1639; (3) BY E-MAIL: sendmaterial@proxyvote.com. NOTE: Include the 16 Digit Control Number located on the Notice in the subject line of your e-mail.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, NE, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room and their copy charges.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Stockholders: This proxy statement is available for viewing on the Internet at www.proxyvote.com for those stockholders who received a Notice of Internet Availability of Proxy Materials and also available on our website at www.odysseymarine.com. If you view the proxy materials through the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matter in accordance with their best judgment

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Gordon
Chief Executive Officer, President and Board Member

Dated: April 24, 2019

ODYSSEY MARINE EXPLORATION-2019 Proxy Statement	38

Appendix A -

2019 Stock Incentive Plan

ODYSSEY MARINE EXPLORATION, INC.

2019 STOCK INCENTIVE PLAN

SECTION 1.

PURPOSE

The purpose of this Plan is to promote the growth and prosperity of the Company and its Subsidiaries by providing Eligible Recipients with an additional incentive to contribute to the Company’s success, by assisting the Company in attracting and retaining the best available personnel for positions of substantial responsibility and by increasing the alignment of interests of Eligible Recipients with those of the Company’s Stockholders. The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights to aid the Company in obtaining these goals. The Plan, as well as any amendments thereto that requires Stockholder approval, will be submitted to the Company’s Stockholders for their approval at the next annual Stockholder meeting.

SECTION 2.

DEFINITIONS

The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

2.1  “Award” means the grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

2.2  “Award Agreement” means the written agreement (including electronic form) evidencing the grant of an Award executed by the Company and Participant, including any amendments thereto.

2.3  “Board” means the Board of Directors of the Company.

2.4  “Cause” means, with respect to the Termination by the Company or a Subsidiary of the continuous service of the Participant, that such Termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Participant and the Company or such Subsidiary, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Committee, the Participant’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Subsidiary; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Subsidiary; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Change in Control, such definition of “Cause” shall not apply until a Change in Control actually occurs.

2.5  “Change in Control” means any of the following:

(a)  any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any company owned, directly or indirectly, by the Stockholders of the Company in substantially the same proportions as their ownership of stock of the

Company), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(b)  a change in the composition of the Board over a period of 12 months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors; or

(c)  the consummation of a Stockholder approved merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as herein defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(d)  the consummation of a Stockholder approved plan of liquidation, dissolution or winding up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; provided, however, that the execution and delivery of the Stock Purchase Agreement dated as of March 11, 2015, by and among the Company, Penelope Mining LLC, and Minera del Norte S.A. de C.V., (the “Purchase Agreement”), the consummation of the transactions contemplated by the Purchase Agreement, or the performance by the Company of its obligations under the Purchase Agreement, shall not constitute a Change in Control for purposes of this Plan or any individual Award Agreement evidencing an Award.

Notwithstanding anything herein to the contrary, to the extent required to comply with Section 409A, no event shall constitute a Change in Control Event unless such event also constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i).

2.6  “Code” means the Internal Revenue Code of 1986, as amended and any regulations thereunder.

2.7  “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan, as specified in Section 5 hereof. Any such committee must be comprised entirely of Outside Directors who are “independent” as that term is defined by the Securities and Exchange Commission, and the listing standards of the stock exchange or other market upon which the Company’s stock is listed or quoted, as the same may be amended from time to time.

2.8  “Common Stock” means the $.0001 par value common stock of the Company.

2.9  “Company” means Odyssey Marine Exploration, Inc., a Nevada corporation, and any successor to such organization.

2.10  “Consultant” means any person other than an Employee or a Director, who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or such Subsidiary and is deemed a consultant as defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended, or any successor form.

2.11  “Continuing Director” means members of the Board who either (i) have been Board members continuously for a period of at least 12 months or (ii) have been Board members for less than 12 months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

2.12  “Director” means a member of the Board or the board of directors of any Subsidiary.

2.13  “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

2.14  “Double Trigger” means a Change in Control (“first trigger”) and a Qualifying Termination of the executive’s employment by the company without Cause or by the executive with Good Reason (“second trigger”).

2.15  “Eligible Recipient” means an Employee, Consultant or a Non-Employee Director.

2.16  “Employee” means any person who is in the employ of the Company or any Subsidiary, subject to the control and direction of the Company or any Subsidiary as to both the work to be performed and the manner and method of performance.

2.17  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18  “Exercise Price” means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

2.19  “Fair Market Value” of a Share on any date shall mean the closing sales price on a national securities exchange of a Share as reported in the appropriate composite listing for said exchange on such date, or, if no such sales occurred on such date, then on the next preceding date on which a sale is made. In the event the Shares are traded in the over the counter market, Fair Market Value of a Share means the average between the “high” and “low” quotations in the over the counter market on such date, as reported by the National Association of Securities Dealers through NASDAQ or, if no quotations are available on such date, then on the next preceding date on which such quotations are available.

2.20  “Good Reason” means voluntary resignation after any of the following actions taken occur after a Change in Control without prior written consent: (i) a material diminution in base salary; (ii) a material diminution in the Participant’s authority, duties, or responsibilities; or (iii) a change of over 40 miles in the geographic location of the principal office where the Participant performs services. Notwithstanding the foregoing, if the term good reason is expressly defined in a then-effective written agreement between the Participant and the Company or such Subsidiary then such definition shall control.

2.21  “Insider” means an individual who is, on the relevant date, an officer, member of the Board or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.22  “ISO”(Incentive Stock Option) means an Option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Code Section 422 as an incentive stock option.

2.23  “Non-Employee Director” means a member of the Board who is not an employee of the Company.

2.24  “NQSO” (Non-Qualifying Stock Option) means an Option granted under this Plan to purchase Shares which is not intended by the Company to satisfy the requirements of Code Section 422.

2.25  “Option” means an ISO or a NQSO.

2.26  “Outside Director” means a member of the Board who is not an Employee and who qualifies as a “non- employee director” under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time.

2.27  “Participant” means an individual who receives an Award hereunder.

2.28  “Performance Period” shall mean the period during which a performance goal must be attained with respect to an Award which is performance based, as determined by the Committee pursuant to Section 14.3 hereof.

2.29  “Plan” means this plan, (the “2019 Stock Incentive Plan”), as it may be further amended from time to time.

2.30  “Qualifying Event” shall mean, with respect to a Participant, such Participant’s death, Disability or Retirement.

2.31  “Qualifying Termination” shall mean, a Company initiated Termination not for Cause or a Participant Termination for Good Reason either of which occur from six months prior to until twenty-four months after the occurrence of a Change in Control.

2.32  “Restricted Stock Award” means an Award of Shares granted to a Participant under this Plan which is subject to restrictions in accordance with the terms and provisions of this Plan and the applicable Award Agreement.

2.33  “Restricted Stock Unit” means a contractual right granted to a Participant under this Plan to receive a payment in cash or Share which is subject to restrictions of this Plan and the applicable Award Agreement.

2.34  “Retirement” shall mean, with respect to an Eligible Recipient, such Eligible Recipient’s (i) Termination of employment or cessation of performing services after attainment of age 60 and completion of at least ten (10) years of service with the Company or Subsidiary, or (ii) Termination of employment or cessation of performing services after attainment of age 65 and completion of at least five (5) years of service with the Company or a Subsidiary.

2.35  “Share” means a share of Common Stock.

2.36  “Stock Appreciation Right” means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the individual, without payment to the Company (except for any applicable withholding or other taxes), receives Shares, or cash, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the exercise price per Share noted in the Stock Appreciation Right, for each Share subject to the Stock Appreciation Right.

2.37  “Subsidiary” means any corporation in which more than fifty percent (50%) of the voting stock is owned or controlled, directly or indirectly, by the Company.

2.38  “Ten Percent Stockholder” means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company or a Subsidiary.

2.39  “Termination” means the termination of the employment, consulting, advisory or service relationship between a Participant and the Company and its Subsidiaries, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or Retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to Termination as it affects an Award.

SECTION 3.

SHARES SUBJECT TO AWARDS

3.1    Reserve of Shares for Awards. The total number of Shares that may be issued pursuant to Awards under this Plan shall not exceed Eight Hundred Thousand (800,000), of which any number may be used for Stock Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights, each as adjusted pursuant to Section 10.

3.2    Share Counting. For purposes of counting the number of Shares available for the grant of Awards under the Plan under this Section 3:

(a)            all Shares covered by Stock Appreciation Rights shall be counted against the number of Shares available for the grant of Awards under the Plan; provided, however, that (i) Stock Appreciation Rights that may be settled only in cash shall not be so counted and (ii) if the Company grants a Stock Appreciation Right in tandem with an Option for the same number of Shares and provides that only one such Award may be exercised (a “Tandem Stock Appreciation Right”), only the shares covered by the Option, and not the shares covered by the Tandem Stock Appreciation Right, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(b)            to the extent that an Award may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;

(c)            if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of Shares subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Shares not being issued (including as a result of an Stock Appreciation Right that was settleable either in cash or in Stock actually being settled in cash), the unused Shares covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of the exercise of an Stock Appreciation Right, the number of Shares counted against the Shares available under the Plan shall be the full number of shares subject to the Stock Appreciation Right multiplied by the percentage of the Stock Appreciation Right actually exercised, regardless of the number of shares actually used to settle such Stock Appreciation Right upon exercise and (3) the Shares covered by a Tandem Stock Appreciation Right shall not again become available for grant upon the expiration or termination of such Tandem Stock Appreciation Right;

(d)            Shares delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase Shares upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including Shares retained from the Award creating the tax obligation) shall not be added back to the number of Shares available for the future grant of Awards; and

(e)            Shares repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of Shares available for future grant of Awards.

SECTION 4.

EFFECTIVE DATE

The effective date of this Plan shall be June 3, 2019, which is the date on which the Company’s Stockholders approved the Plane.

SECTION 5.

ADMINISTRATION

5.1  General Administration. This Plan shall be administered by the Committee. The Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Committee shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the proper administration and operation of the Plan as it deems equitable under the circumstances. The Committee’s actions shall be final and binding on the Company, on each affected Eligible Recipient, and on each other person directly or indirectly affected by such actions.

5.2  Authority of the Committee. Except as limited by applicable law or by the Articles of Incorporation of the Company, and subject to the provisions herein, the Committee shall have full power to select Eligible Recipients who shall participate in the Plan, to determine the sizes and types of Awards in a manner consistent with the Plan, to determine the terms and conditions of Awards in a manner consistent with the Plan, to grant Awards under the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Awards as allowed under the Plan and such Award Agreements. Further, the Committee may make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may seek the assistance of such persons as it may see fit in carrying out its routine administrative functions concerning the Plan.

5.3  Delegation of Authority. The members of the Committee and any other persons to whom authority has been delegated shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of two or more Outside Directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee the authority to grant Awards, and/or to administer the Plan or any aspect of it. Notwithstanding any provision of this Plan to the contrary, the Board may assume the powers and responsibilities granted to the Committee or other delegate at any time, in whole or in part. Moreover, only the Committee may grant Awards to Insiders that may be exempt from Section 16(b) of the Exchange Act.

5.4  Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Stockholders, members of the Board, Eligible Recipients, Participants, and their estates and beneficiaries.

SECTION 6.

ELIGIBILITY

Eligible Recipients selected by the Committee shall be eligible for the grant of Awards under this Plan, but no Eligible Recipient shall have the right to be granted an Award under this Plan merely as a result of his or her status as an Eligible Recipient. Only Employees shall be eligible to receive a grant of ISOs.

SECTION 7.

TERMS OF AWARDS

7.1  Terms and Conditions of All Awards.

(a)  Grants of Awards. Subject to subsection (e) below, the Committee, in its absolute discretion, shall grant Awards under this Plan from time to time and shall have the right to grant new Awards in exchange for outstanding Awards; provided, however, the Committee shall not without the prior consent of the stockholders have the right to (1) lower the Exercise Price of an existing Option or lower the exercise price of an existing Stock Appreciation Right, (2) take any action which would be treated as a “re-pricing” under generally accepted accounting principles, or (3) replace or cancel an existing Option or Stock Appreciation Right at a time when its Exercise Price or exercise price, as applicable, exceeds the fair market value of the underlying stock subject to such Option or Stock Appreciation Right in exchange for cash, other Award, or Option or Stock Appreciation Right with an Exercise Price or exercise price, as applicable, that is less than the Exercise Price or exercise price of the original Option or Stock Appreciation Right (except as provided in Sections 10 and 11). Awards shall be granted to Eligible Recipients selected by the Committee, and the Committee shall be under no obligation whatsoever to grant any Awards, or to grant Awards to all Eligible Recipients, or to grant all Awards subject to the same terms and conditions.

(b)  Shares Subject to Awards. The number of Shares as to which an Award shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan, and to any other restrictions contained in this Plan.

(c)  Award Agreements. Each Award shall be evidenced by an Award Agreement executed by the Company or a Subsidiary, and may also be executed by the Participant or accepted by the Participant by electronic transmission, which shall be in such form and contain such terms and conditions (including and without limitation, vesting conditions and events that may trigger accelerated vesting) as the Committee in its discretion may, subject to the provisions of the Plan, from time to time determine.

(d)  Date of Grant. The date an Award is granted shall be the date on which the Committee (1) has approved the terms and conditions of the Award Agreement, (2) has determined the recipient of the Award and the number of Shares covered by the Award and (3) has taken all such other action necessary to direct the grant of the Award.

(e)  Dividend Equivalents. The Committee may grant dividend equivalents to any Participant. No dividends or dividend equivalents may be granted on Options, Restricted Stock Units, or Stock Appreciation Rights. The Committee shall establish the terms and conditions to which the dividend equivalents are subject. Dividend equivalents may be granted only in connection with an Award. Under a dividend equivalent, a Participant shall be entitled to receive currently or in the future payments equivalent to the amount of dividends paid by the Company to holders of Common Stock with respect to the number of dividend equivalents held by the Participant. Notwithstanding the foregoing, any dividend equivalents on any Award shall accrue and be paid only if and to the extent the Common Stock underlying the Award become vested or payable. The dividend equivalent may provide for payment in Common Stock or in cash, or a fixed combination of Common Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the dividend equivalent is payable.

(f)    Deferral Elections. The Committee may permit or require Participants to elect to defer the issuance of Common Stock or the settlement of Awards in cash under this Plan pursuant to such rules, procedures, or programs as it may establish from time to time and in accordance with the requirements of Code Section 409A. However, notwithstanding the preceding sentence, the Committee shall not, in establishing the terms and provisions of any Award, or in exercising its powers under this Article, create any arrangement which would constitute an employee pension benefit plan as defined in ERISA Section 3(3) unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees.

7.2 Terms and Conditions of Options.

(a)  Grants of Options. Each grant of an Option shall be evidenced by an Award Agreement that shall specify whether the Option is an ISO (“Incentive Stock Option”) or NQSO (“Nonqualified Stock Option”), and incorporate such other terms as the Committee deems consistent with the terms of this Plan and, in the case of an ISO, necessary or desirable to permit such Option to qualify as an ISO. The Committee and/or the Company may modify the terms and provisions of an Option in accordance with Section 12 of this Plan even though such modification may change the Option from an ISO to a NQSO.

(b)  Determining Eligible Recipients. In determining Eligible Recipient(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Committee may take into account the duties of the Eligible Recipient, the contributions of the Eligible Recipient to the success of the Company, and other factors deemed relevant by the Committee, in connection with accomplishing the purpose of this Plan. An Eligible Recipient who has been granted an Option to purchase Shares, whether under this Plan or otherwise, may be granted one or more additional Options. If the Committee grants an ISO and a NQSO to an Eligible Recipient on the same date, the right of the Eligible Recipient to exercise one such Option shall not be conditioned on the Eligible Recipient’s failure to exercise the other such Option.

(c)  Exercise Price. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price shall be specified in the applicable Award Agreement. With respect to each grant of an ISO to a Participant who is not a Ten Percent Stockholder, the Exercise Price shall not be less than the Fair Market Value of a Share on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Stockholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted. If an Award is a NQSO, the Exercise Price for each Share shall be no less than the Fair Market Value of a Share on the date the NQSO is granted.

(d)  Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Award Agreement, but no Award Agreement shall:

(i)  make an Option exercisable prior to the date such Option is granted or after it has been exercised in full; or

(ii)  make an Option exercisable after the date that is (A) the tenth (10th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a non-Ten Percent Stockholder, or (B) the date that is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Stockholder. Options issued under the Plan may become exercisable based on the service of a Participant, or based upon the attainment (as determined by the Committee) of performance goals established pursuant to one or more of the performance criteria listed in Section 14. An Award Agreement may provide for the exercise of an Option after Termination of a Participant for any reason whatsoever, including the occurrence of a Qualifying Event. The Participant’s rights, if any, upon Termination will be set forth in the applicable Award Agreement.

(e)  Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, specifying the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock shall be made in cash or, unless the Award Agreement provides otherwise, by delivery to the Company of a number of Shares that have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., “mature shares” for accounting purposes) having an aggregate Fair Market Value equal to the amount to be tendered, or a combination thereof. In addition, unless the Award Agreement provides otherwise, the Option may be exercised through a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board so long as the Company’s equity securities are registered under Section 12 of the Exchange Act. Notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or, if permitted by applicable law, a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Award Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided in subparagraph (f) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a Stockholder.

(f)  Conditions to Exercise of an Option. Each Option granted under the Plan shall vest and shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may vest or be exercised in whole or in part. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable. Unless otherwise provided in the applicable Award Agreement, any vested Option must be exercised within ninety (90) days of the Qualifying Event or other Termination of employment of the Participant, unless, in case of a NQSO, by action of the Committee coincident with the Qualifying Event or other Termination of employment, the term of exercise is extended to no later than the original expiration date of such NQSO.

(g)  Transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant, by will or by the laws of descent and distribution. or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 7.2(g) shall be deemed to restrict a transfer to the Company. During the Participant’s lifetime, only the Participant may exercise his Option unless the Participant is incapacitated in which case the Option may be exercised by the Participant’s legal guardian, legal representative, or other representative whom the Committee deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the identity of appropriate representative of the Participant to exercise the Option if the Participant is incapacitated shall be determined by the Committee.

(h)  ISO Tax Treatment Requirements. With respect to any Option that purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of Shares with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000.00), to the extent of such excess, such Option shall not be treated as an ISO in accordance with Code Section 422(d). The rule of the preceding sentence is applied as set forth in Treas. Reg. Section 1.422-4 and any additional guidance issued by the Treasury thereunder. Also, with respect to any Option that purports to be an ISO, such Option shall not be treated as an ISO if the Participant has not met the requirements of Code Section 422(a)(2).

7.3 Terms and Conditions of Restricted Stock Awards.

(a)  Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Committee for periods determined by the Committee. Restricted Stock Awards issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon the attainment of performance goals that the Committee may determine appropriate. The Committee may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

(b)  Vesting of Restricted Stock Awards. The Committee shall establish the vesting schedule applicable to Restricted Stock Awards and shall specify the times, vesting and performance goal requirements. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Shares subject to such Award shall remain subject to forfeiture.

(c)  Termination of Employment. If the Participant’s employment (or in the case of a non-employee, such Participant’s service) with the Company and/or a Subsidiary ends before the Restricted Stock Awards vest, the Participant shall forfeit all unvested Restricted Stock Awards, unless the Termination is a result of the occurrence of a Qualifying Event or the Committee determines that the Participant’s unvested Restricted Stock Awards shall vest as of the date of such event.

(d)  Death, Disability and Retirement. In the event a Qualifying Event occurs before the date or dates on which Restricted Stock Awards vest, the expiration of the applicable restrictions (other than restrictions based on performance criteria) shall be accelerated and the Participant shall be entitled to receive the Shares free of all such restrictions. In the case of Restricted Stock Awards which are based on performance criteria, then as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs. All other Shares subject to such Restricted Stock Award shall be forfeited and returned to the Company as of the date on which such Qualifying Event occurs.

(e)  Acceleration of Award. Notwithstanding anything to the contrary in this Plan, the Committee shall have the power to permit, in its sole discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant.

(f)  Necessity of Award Agreement. Each grant of a Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the terms, conditions and restrictions regarding the Shares awarded to a Participant, and shall incorporate such other terms and conditions as the Committee, acting in its sole discretion, deems consistent with the terms of this Plan. The Committee shall have sole discretion to modify the terms and provisions of Restricted Stock Awards in accordance with Section 12 of this Plan.

(g)  Transferability of Restricted Stock Awards. No Restricted Stock Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant by will or by the laws of descent and distribution prior to vesting.

(h)  Voting, Dividend & Other Rights. Holders of Restricted Stock Awards shall be entitled to vote and to receive dividends during the periods of restriction of their Shares to the same extent as such holders would have been entitled if the Shares were unrestricted Shares provided that all dividends or distributions whether paid in shares of Stock or cash, shall be held in escrow and be paid only if and to the extent the Restricted Stock vests and otherwise shall be forfeited.

7.4 Terms and Conditions of Restricted Stock Units.

(a)  Grants of Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one Share or cash equivalent to one share at such future time and upon such terms as specified by the Committee in the Award Agreement evidencing such Award. Restricted Stock Units issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon the attainment of performance goals that the Committee may determine appropriate. The Committee may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without the requirement of a cash payment.

(b)  Vesting of Restricted Stock Units. The Committee shall establish the vesting schedule applicable to Restricted Stock Units and shall specify the times, vesting and performance goal requirements. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Restricted Stock Units subject to such Award shall remain subject to forfeiture.

(c)  Termination of Employment. If the Participant’s employment (or in the case of a non-employee, such Participant’s service) with the Company and/or a Subsidiary ends before the Restricted Stock Units vest, the Participant shall forfeit all unvested Restricted Stock Units, unless the Termination is a result of the occurrence of a Qualifying Event or the Committee determines that the Participant’s unvested Restricted Stock Units shall vest as of the date of such event.

(d)  Death, Disability and Retirement. In the event a Qualifying Event occurs before the date or dates on which Restricted Stock Units vest, the expiration of the applicable restrictions (other than restrictions based on performance criteria) shall be accelerated and the Participant shall be entitled to receive payment of cash or Shares. In the case of Restricted Stock Units which are based on performance criteria, then as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive cash or a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs. All other Shares subject to such Restricted Stock Units shall be forfeited and returned to the Company as of the date on which such Qualifying Event occurs.

(e)  Acceleration of Award. Notwithstanding anything to the contrary in this Plan, the Committee shall have the power to permit, in its sole discretion, an acceleration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Restricted Stock Units awarded to a Participant.

(f)  Necessity of Award Agreement. Each grant of Restricted Stock Unit(s) shall be evidenced by an Award Agreement that shall specify the terms, conditions and restrictions regarding the Participant’s right to receive cash or Share(s) in the future, and shall incorporate such other terms and conditions as the Committee, acting in its sole discretion, deems consistent with the terms of this Plan. The Committee shall have sole discretion to modify the terms and provisions of Restricted Stock Unit(s) in accordance with Section 12 of this Plan.

(g)  Transferability of Restricted Stock Units. No Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the holder Participant, except upon the death of the holder Participant by will or by the laws of descent and distribution.

(h)  Voting, Dividend & Other Rights. Holders of Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Restricted Stock Units, and, unless the applicable Award Agreement provides otherwise, the holder of a Restricted Stock Unit shall not be entitled to any dividend equivalents (as described in Section 7.1(e)).

7.5  Terms and Conditions of Stock Appreciation Rights.

(a)  Grants of Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to receive upon exercise or payment the excess of the Fair Market Value of a specified number of Shares at the time of exercise, over a specified price. The specified price for a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, shall not be less than the Exercise Price for Shares that are the subject of the Option. In the case of any other Stock Appreciation Right, the specified price shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares at the time the Stock Appreciation Right was granted. If related to an Option, the exercise of a Stock Appreciation Right shall result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.

(b)  Stock Appreciation Right Term. Each Stock Appreciation Right granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Award Agreement, but no Award Agreement shall make a Stock Appreciation Right exercisable after the date that is the tenth (10th) anniversary of the date such Stock Appreciation Right is granted.

(c)  Payment. Upon exercise of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation with Shares (computed using the aggregate Fair Market Value of Shares on the date of payment or exercise) as specified in the Award Agreement or, if not specified, as the Committee determines. To the extent that a Stock Appreciation Right is paid with consideration other than Shares, it shall be treated as paid in Shares for purposes of Section 3.

(d)  Vesting of Stock Appreciation Rights. The Committee shall establish the vesting schedule applicable to Stock Appreciation Rights and shall specify the times, vesting and performance goal requirements. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Stock Appreciation Rights subject to such Award shall remain subject to forfeiture.

(e)  Death, Disability and Retirement. In the event a Qualifying Event occurs before the date or dates on which Stock Appreciation Rights vest, the expiration of the applicable restrictions (other than restrictions based on performance criteria shall be accelerated and the Participant shall be entitled to receive the full value of the Stock Appreciation Right free of all such restrictions. In the case of Stock Appreciation Rights which are based on performance criteria, then as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a value determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs. All other benefits under the Stock Appreciation Rights shall thereupon be forfeited and returned to the Company as of the date on which such Qualifying Event occurs.

(f)  Transferability of Stock Appreciation Rights. No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant by will or by the laws of descent and distribution.

(g)  Special Provisions for Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO (1) will expire no later than the expiration of the underlying ISO, (2) may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised, (3) may be transferable only when, and under the same conditions as, the underlying ISO is transferable, and (4) may be exercised only (i) when the underlying ISO could be exercised and (ii) when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.

7.6  Stock Awards for Non-Employee Directors.

This Section 7.6 shall apply only to grants of Awards to Non-Employee Directors.

(a)  Each Non-Employee Director may be granted, upon first becoming a Non-Employee Director of the Company, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or such other stock-based Award allowable under the Plan in an amount as determined by the Board, provided that no Non-Employee Director may receive more than one such grant for serving as a Director of the Company and one or more Subsidiaries.

(b)  Each Non-Employee Director shall be eligible to receive Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights or such other stock-based Award allowable under the Plan in accordance with the Company’s policy for non-employee director compensation as determined by the Compensation Committee of the Company from time to time.

(c)  The price per share of Stock for grants under 7.6(a) or (b) above shall be not less than 100% of the Fair Market Value on the date of grant. Each grant to a Non-Employee Director shall vest as the Board may determine. To the extent not exercised, Awards shall be exercisable in whole or in part at any time after becoming exercisable but not later than the date the Award expires. Exercise of Options shall be pursuant to any method described in Section 7.2(e).

(d)  The maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual Non-Employee Director shall not exceed $200,000. The Committee may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the Non-Employee receiving such additional compensation may not participate in the decision to award such compensation.

SECTION 8.

SECURITIES REGULATION

8.1  Legality of Issuance. No Share shall be issued under this Plan unless and until the Committee has determined that all required actions have been taken to register such Share under the Securities Act of 1933 or the Company has determined that an exemption therefrom is available, any applicable listing requirement of any stock exchange on which the Share is listed has been satisfied, and any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable, has been satisfied.

8.2  Restrictions on Transfer; Representations; Legends. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law. If the offering and/or sale of Shares under the Plan is not registered under the Securities Act of 1933 and the Company determines that the registration requirements of the Securities Act of 1933 apply but an exemption is available which requires an investment representation or other representation, the participant shall be required, as a condition to acquiring such Shares, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act of 1933, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. All Award Agreements shall contain a provision stating that any restrictions under any applicable securities laws will apply.

8.3  Registration of Shares. The Company may, and intends to, but is not obligated to, register or qualify the offering or sale of Shares under the Securities Act of 1933 or any other applicable state, federal or foreign law.

SECTION 9.

LIFE OF PLAN

No Award shall be granted under this Plan on or after the earlier of:

(a)  the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), or

(b)  the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Awards granted under this Plan or lapse of all restrictions under a Restricted Stock Award or Restricted Stock Unit) been issued or are no longer available for use under this Plan.

This Plan shall continue in effect until all outstanding Awards have been exercised in full or are no longer exercisable and all Restricted Stock Awards or Restricted Stock Units have vested or been forfeited.

SECTION 10.

ADJUSTMENT

Notwithstanding anything in Section 12 to the contrary, (i) the number of Shares reserved under Section 3 of this Plan, (ii) the number of Shares subject to Awards granted under this Plan, and (iii) the Exercise Price of any Options and the specified exercise price of any Stock Appreciation Rights, shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Committee shall have the right to adjust (in a manner that satisfies the requirements of Code Section 424(a)) (x) the number of Shares reserved under Section 3, (y) the number of Shares subject to Awards granted under this Plan, and (z) the Exercise Price of any Options and the specified exercise price of any Stock Appreciation Rights in the event of any corporate transaction described in Code Section 424(a) that provides for the substitution or assumption of such Awards. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Awards granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3 or an increase in any limitation imposed by the Plan.

SECTION 11.

CHANGE IN CONTROL OF THE COMPANY

11.1  General Rule for Change in Control. In the event that there occurs a Change in Control, if the Participant’s employment with the Company and each of its Subsidiaries terminates in an event constituting a Qualifying Termination, the following provisions shall apply to the Participant’s Awards upon such Qualifying Termination, unless otherwise provided by the Committee in the Award Agreement.

(i)    In the case of an Award other than a performance based Award, all forfeiture conditions and other restrictions applicable to such Award shall lapse and such Award shall be fully payable as of the date of the Participant’s Qualifying Termination without regard to vesting or other conditions, and any such Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable as of the date of the Participant’s Qualifying Termination.

(ii)    In the case of a performance based Award, the Award (or award opportunity relating thereto) for any Performance Period that was in effect at the time of the Participant’s Qualifying Termination shall be deemed earned pro rata based on the portion of the Performance Period completed as of the date of the Participant’s Qualifying Termination, calculated as to such Performance Period assuming that any performance goal or business criteria will have been achieved (for the entire Performance Period) at the target level, and any Award (or award opportunity relating thereto) for any Performance Period that was completed as of the date of the Participant’s Qualifying Termination shall be deemed earned based on actual performance for such period. Notwithstanding the foregoing, any additional forfeiture conditions in the nature of a “clawback” applicable to the performance-based Award shall continue to apply to any payment under this Section 11(ii).

(iii)    Notwithstanding the foregoing, in the case of any Section 409A Award, nothing in the foregoing shall cause an acceleration of payment or a further deferral of payment in violation of Code Section 409A or provide for payment upon a change in control that does not satisfy the definition of a change in control event for purposes of Code Section 409A and the payment terms applicable to such Award prior to the foregoing changes shall continue to apply (unless a change in payment timing is permitted under Code Section 409A) but the foregoing provisions shall apply for purposes of determining the Award holder’s vested interest in the Award.

(iv)    Awards subject to accelerated vesting and/or settlement under this Section 11 may be settled in cash, if and to the extent authorized by the Committee.

(v)    If, in connection with the Change in Control, the Award would be cancelled, otherwise cease to be outstanding, or not assumed by any successor as the result of the Change in Control, the foregoing provisions shall apply as of the date of the Change in Control without regard to whether the holder terminates employment in connection with the Change in Control.

11.2  Corporate Events. Except as may otherwise be provided in an Award Agreement, in connection with (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash; (iii) a Change in Control; or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Board or the Committee may, in its discretion, provide for any one or more of the following:

(i)        that such Awards be assumed or substituted in connection with such Corporate Event, in which case, the Awards shall be subject to the adjustment set forth in Section 10 above, and to the extent such Awards vest based on the achievement of Performance Goals, such Performance Goals shall be appropriately adjusted to reflect the Corporate Event; and

(ii)        that any or all vested and/or unvested Awards be cancelled as of the consummation of such Corporate Event, and that recipients holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per-share consideration being paid for the Shares in connection with such Corporate Event, less, in the case of Options the applicable exercise price; provided, however, that holders of Options, SARS, and other Awards subject to exercise shall only be entitled to consideration in respect of cancellation of such Awards if the per-share consideration less the applicable exercise price is greater than zero (and to the extent the per-share consideration is less than or equal to the applicable exercise price, such Awards shall be cancelled for no consideration).

Payments to holders pursuant to clause (2) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a recipient to receive property, cash, or securities (or combination thereof) as such recipient would have been entitled to receive upon the occurrence of the Corporate Event if the recipient had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (less any applicable exercise price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a recipient to (i) bear such recipient’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock; and (ii) deliver customary transfer documentation as reasonably determined by the Committee. Additionally, neither the Board nor the Committee shall make any adjustment pursuant to this Section 10 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A. The determination of the Committee as to the foregoing adjustments shall be conclusive and binding on Participants under the Plan.

SECTION 12.

AMENDMENT OR TERMINATION

This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the Stockholders of the Company if such amendment (a) increases the number of Shares reserved under Section 3, except as set forth in Section 10, (b) extends the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) decreases the minimum Exercise Price under Section 7, or (d) changes the designation of Eligible Recipients eligible for Awards under Section 6. Stockholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, or a change to the method of determining the Exercise Price of Options issued under the Plan) may also be required pursuant to rules promulgated by an established stock exchange or a national market system. The Board also may suspend the granting of Awards under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Award after it has been granted if (I) the modification, amendment or cancellation does not diminish the rights or benefits of the Award recipient under the Award (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to an Award shall not be deemed as a diminishment of rights or benefits of such Award), (II) the Participant consents in writing to such modification, amendment or cancellation, (III) there is a dissolution or liquidation of the Company, (IV) this Plan and/or the Award Agreement expressly provides for such modification, amendment or cancellation, or (V) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law.

SECTION 13.

MISCELLANEOUS

13.1  Stockholder Rights. Except as provided in Section 7.3 with respect to Restricted Stock Awards, or in an Award Agreement, no Participant shall have any rights as a Stockholder of the Company as a result of the grant of an Award pending the actual delivery of Shares subject to such Award to such Participant.

13.2  No Guarantee of Continued Relationship. The grant of an Award to a Participant under this Plan shall not constitute a contract of employment or other relationship with the Company and shall not confer on a Participant any rights upon his or her Termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Award Agreement that evidences his or her Award.

13.3  Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the grant or fulfillment of any Award, an amount in Shares or cash sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to an Award. Whenever Shares are to be issued to a Participant upon exercise of an Option or Stock Appreciation Right, or satisfaction of conditions under a Restricted Stock Unit, the Company shall have the right to require the Participant to remit to the Company, as a condition of exercise of the Option or Stock Appreciation Right, or as a condition to the fulfillment of the Restricted Stock Unit, an amount in cash (or, unless the Award Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Award Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of an Award.

13.4  Notification of Disqualifying Dispositions of ISO Options. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option that is an ISO on or before the later of (1) the date two (2) years after the date of grant of such Option, or (2) the date one (1) year after the exercise of such Option, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he or she may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he or she shall include the compensation from such early disposition in his gross income for federal tax purposes. Participant also acknowledges that the Company may condition the exercise of any Option that is an ISO on the Participant’s express written agreement with these provisions of this Plan.

13.5  Transfers & Restructurings. The transfer of a Participant’s employment between or among the Company or a Subsidiary (including the merger of a Subsidiary into the Company) shall not be treated as a Termination of his or her employment under this Plan. Likewise, the continuation of employment by a Participant with a corporation which is a Subsidiary shall be deemed to be a Termination of employment when such corporation ceases to be a Subsidiary.

13.6  Governing Law/Consent to Jurisdiction. This Plan shall be construed under the laws of the State of Nevada without regard to principles of conflicts of law.

13.7  Escrow of Shares. To facilitate the Company’s rights and obligations under this Plan, the Company reserves the right to appoint an escrow agent, who shall hold the Shares owned by a Participant pursuant to this Plan.

13.8  Code Section 409A. Options, Stock Appreciation Rights, and Restricted Stock Awards granted under the Plan are intended to be exempt from Code Section 409A, and Restricted Stock Unit Awards and all other Awards awarded under the

Plan are intended to be exempt from or comply with Code Section 409A, and the Plan, Award Agreements and the terms of Awards shall be administered and interpreted consistent with such intention. In the event any provisions of the Plan or any Award Agreement are determined by the Committee potentially to violate Code Section 409A, such provision shall be amended, as necessary, to be exempt from or comply with Section 409A; and until adoption of any such amendment, the provisions shall be construed and interpreted, to the extent possible, to be exempt from or comply with Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under the Plan are exempt from or comply with Section 409A, and in no event will the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

13.9  Clawback. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

SECTION 14.

PERFORMANCE CRITERIA

14.1  Performance Goal Business Criteria. The attainment of and degree of payout and/or vesting with respect to Awards to Participants pursuant to this Plan, and the performance measure(s) to be used by the Committee for purposes of such grants shall be determined by the Committee in its discretion. These performance measure may include but are not limited to the following: (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity or sales); (d) cash flow return on investments which equals net cash flows divided by owner’s equity; (e) earnings before or after taxes, depreciation and/or amortization; (f) gross revenues; (g) operating income (before or after taxes); (h) total Stockholder return; (i) corporate performance indicators (indices based on the level of certain services provided to customers); (j) cash generation, profit and/or revenue targets; (k) growth measures, including revenue growth, as compared with a peer group or other benchmark; and/or (l) share price (including, but not limited to, growth measures and total stockholder return. In setting performance goals using these performance measures, the Committee may exclude the effect of changes in accounting standards and non-recurring unusual events specified by the Committee, such as write offs, capital gains and losses and acquisitions and dispositions of businesses.

14.2  Discretion in Formulation of Performance Goals. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals.

14.3  Performance Periods. The Committee shall have the discretion to determine the period during which any performance goal must be attained with respect to an Award. Such period may be of any length, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria are not in any event set after 25% or more of such period has elapsed).

14.4  Modifications to Performance Goal Criteria. The Committee shall have sole discretion to adjust the cash or number of shares payable pursuant to such performance goals, and the Committee may, at any time, waive the achievement of the applicable performance goals, including in the case of the death or Disability of the Participant or a Change in Control of the Company.

14.4  Achievement of Performance Goals. The Committee shall have the discretion to determine whether or not a certain performance goal has been attained and the Committee may delegate this authority to management in those cases where it elects to do so.

SECTION 15.

OTHER NON US PROVISIONS

15.1  The Committee shall have the authority to require that any Award Agreement relating to an Award in a jurisdiction outside of the United States contain such terms as are required by local law in order to constitute a valid grant under the laws of such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be different from or more restrictive than the terms set forth in this Plan. No purchase or delivery of Shares pursuant to an Award shall occur until applicable restrictions imposed pursuant to this Plan or the applicable Award have terminated.

To record the adoption of this Plan, the Board has caused its authorized officer to execute the same.

Odyssey Marine Exploration, Inc.

By: /s/ Jay Nudi

Title: Chief Financial Officer

Date: March 29, 2019

ODYSSEY MARINE EXPLORATION, INC.

5215 WEST LAUREL STREET

TAMPA, FL 33607

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ODYSSEY MARINE EXPLORATION, INC.	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	All	All	Except
1. Election of Directors	☐	☐	☐

Nominees:

01) John C. Abbott 04) Mark B. Justh
02) Laura L. Barton 05) James S. Pignatelli
03) Mark D. Gordon 06) Jon D. Sawyer

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.					For	Against	Abstain

2. To ratify the appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. as our independent registered public accounting firm.					☐	☐	☐

3. To obtain non-binding advisory approval of the compensation of the Odyssey Marine Exploration, Inc. named officers.					☐	☐	☐

4. To approve the Company’s 2019 Stock Incentive Plan.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

MEETING LOCATION:

Hampton Inn & Suites

Tampa Airport Avion Park Westshore

5329 Avion Park Drive

Tampa, FL 33607

DIRECTIONS:

Head North on Westshore Blvd., left on Spruce St, left on O’Brien St, right on Avion Park Dr.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Form 10-K and Stockholder Letter are available at www.proxyvote.com.

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E69764-P21640

ODYSSEY MARINE EXPLORATION, INC.

Annual Meeting of Stockholders

June 3, 2019 9:30 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark D. Gordon and Mark B. Justh, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ODYSSEY MARINE EXPLORATION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, EDT on June 3, 2019, at the Hampton Inn & Suites, Tampa Airport Avion Park Westshore, 5329 Avion Park Drive, Tampa, FL 33607, and at any and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side